UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The McClatchy Company
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THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

April 5, 2019

To our Shareholders:

I am pleased to invite you to attend the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of The McClatchy Company (the “Company”) on Thursday, May 16, 2019 at 9:00 a.m., Pacific Time, to be held virtually by means of a live webcast.  You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/MNI2019 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; (ii) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm; (iii) approve an amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”) to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan; and (iv) consider a shareholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting.  The notice of meeting and Proxy Statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously recommends that you vote in accordance with the Board’s recommendations on the four  (4) proposals included in the Proxy Statement.

As noted above, you will be able to attend, vote and submit questions from your home or any remote location by following the instructions on www.virtualshareholdermeeting.com/MNI2019.

Whether or not you plan to attend, it is important that your shares be represented. Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the internet to ensure that your shares will be represented at the meeting. Even if you have voted by internet, telephone or proxy card, you may still vote electronically if you attend the virtual annual meeting, which will revoke votes by proxy previously submitted, and only your meeting vote will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Craig I. Forman
President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
THE McCLATCHY COMPANY

TO BE HELD MAY 16, 2019

To our Shareholders:

The 2019 Annual Meeting of Shareholders of The McClatchy Company will be held virtually by means of a live webcast on Thursday, May 16, 2019 at 9:00 a.m., Pacific Time, for the following purposes:

1.To elect eleven (11) directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm for the 2019 fiscal year;

3.To approve an amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”) to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan;

4.To consider a shareholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting; and

5.To transact such other business as may properly come before the meeting.

The Board of Directors of McClatchy has chosen the close of business on March 21, 2019, as the record date to identify those shareholders entitled to notice of and to vote at the virtual Annual Meeting. This notice, the attached Proxy Statement and the enclosed proxy card for the meeting are first being made available to shareholders on or about April 5, 2019.

By Order of the Board of Directors

Billie S. McConkey, Corporate Secretary
April 5, 2019

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DIRECTED ON YOUR PROXY. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE ELECTRONICALLY AT THE VIRTUAL ANNUAL MEETING.

EXPLANATORY NOTE

The McClatchy Company (“McClatchy” or the “Company”) is a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a Compensation Discussion and Analysis, a compensation committee report and certain other tabular and narrative disclosures relating to executive compensation.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy card is solicited on behalf of the Board of Directors (the “Board”) of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816 (“McClatchy” or the “Company”). This proxy card is for use at McClatchy’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually by means of a live webcast on Thursday, May 16, 2019 at 9:00 a.m., Pacific Time.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 21, 2019, the record date, there were outstanding 5,460,617 shares of McClatchy’s Class A Common Stock and 2,428,191 shares of McClatchy’s Class B Common Stock. The Board is first making available this Proxy Statement and form of proxy card to shareholders on or about April 5, 2019.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Restated Certificate of Incorporation, the Company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the Board of Directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of Class A directors, holders of Class A Common Stock vote together with holders of Class B Common Stock as a single class where each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters on which Class B shareholders are entitled to vote, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the Company’s records as the owner of that share. If your name appears in the Company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the Company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote at the virtual Annual Meeting or by submitting a proxy through the mail, by telephone or over the internet.

Voting at the Virtual Annual Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on March 21, 2019, the record date, or if you hold a valid proxy from the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the virtual Annual Meeting and vote electronically. Instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/MNI2019.  Shareholders will be able to log into the virtual Annual Meeting platform beginning at 8:45 a.m., Pacific Time, on May 16, 2019. We recommend that shareholders log in approximately 10 minutes prior to the start of the Annual Meeting. The virtual Annual Meeting will begin promptly at 9:00 a.m., Pacific Time, on May 16, 2019. Votes submitted during the Annual Meeting must be received no later than the closing of the polls announced at the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, the Board of Directors encourages you to complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of the polls at the virtual Annual Meeting (see the section entitled “Revoking Your Proxy” below). If you attend the virtual Annual Meeting and vote electronically, your vote at the meeting will revoke any proxies previously submitted. Simply attending the meeting will not revoke your proxy.

Voting by Proxy

If you are a record owner, you may submit a proxy in any or all of the methods described below. The proxy last executed by you and submitted electronically prior to the close of the polls at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors if you hold Class A shares; FOR each of the Class B nominees for director proposed by the Board of Directors if you hold Class B shares; and FOR the ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent registered public accounting firm;  FOR the approval of the amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”), to increase the number of shares of Class A common stock authorized for issuance under the 2012 Incentive Plan; and AGAINST the shareholder proposal to implement a majority vote in the Company’s governance documents.    Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the Company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the internet.

Submitting Proxy by Mail. By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the virtual Annual Meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Submitting Proxy by Telephone. To submit a proxy by telephone, please follow the instructions included on your proxy card. If you submit a proxy by telephone, you do not need to complete and mail your proxy card.

Submitting Proxy on the Internet. To submit a proxy on the internet, please follow the instructions included on your proxy card. If you submit a proxy on the internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s corporate secretary; or

•	attend the virtual Annual Meeting and vote electronically by no later than the closing of the polls at the meeting.

Quorum Requirement

A quorum, which under McClatchy’s By-Laws, as Amended and Restated (the “By-Laws”), is a majority of the voting power of the issued and outstanding capital stock of the Company, must be present in person or represented by proxy in order to hold the meeting and to conduct business; provided that, when any specified action is required to be voted upon by a class of stock voting as a class, the holders of a majority of the shares of such class shall be requisite and shall constitute a quorum for the transaction of such specified action. Shares are counted as being present at the meeting if you appear at the virtual Annual Meeting or if you have your shares represented by proxy, either through the mail, by telephone or over the internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker, bank or other nominee, and your broker, bank or other nominee transmits proxy materials to you, but you do not return voting instructions, applicable regulations of the NYSE American LLC (“NYSE American”) permit your broker, bank or other nominee to vote your shares on certain routine matters without your instruction. Such regulations also list various non-routine matters as to which your broker, bank or other nominee may not vote your shares without your instruction. A vote that your broker, bank or other nominee does not have authority to cast pursuant to applicable regulations is known as a “broker non-vote.” To the extent that broker non-votes are applicable with respect to matters at the Annual Meeting, they will be treated as shares present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on that matter. If you hold your shares through a broker, bank or other nominee it is critical that you cast your vote if you want it to count in the vote of Items 1, 3 and 4 of this Proxy Statement. Your broker, bank or other nominee will have discretion to vote any uninstructed shares on Item 2 of this Proxy Statement.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The three nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The eight nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Restated Certificate of Incorporation, on all matters other than the election of directors presented at the meeting holders of Class A Common Stock vote together with holders of Class B Common Stock as a single class where each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote.  If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. With respect to Items  2, 3 and 4 in this Proxy Statement, under the

Delaware General Corporation Law and applicable NYSE American rules, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required and an abstention has the same effect as a vote against the proposal.  With respect to election of directors, abstentions will have no effect on the outcome of the proposal since director nominees are elected by a plurality of the votes cast by the applicable class of McClatchy common shareholders.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Preliminary voting results will be announced at the meeting and the final voting results will be filed with the Securities and Exchange Commission (the “SEC”) in a Current Report on Form 8-K within four business days of the Annual Meeting. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at (916) 321-1931; or

•	viewing our Current Report on Form 8-K on the SEC’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

Attending the Virtual Annual Meeting

McClatchy will be hosting this year’s Annual Meeting live over webcast at www.virtualshareholdermeeting.com/MNI2019.  This year’s Annual Meeting will be a completely virtual meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	All shareholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/MNI2019;
•	Shareholders will be able to access the virtual Annual Meeting platform 15 minutes prior to the Annual Meeting, which will begin promptly at 9:00 a.m., Pacific Time, on May 16, 2019;
•

Only shareholders as of the record date may vote or submit questions while attending the Annual Meeting (by using the 16-digit control number provided in your Notice of Internet Availability of Proxy Materials, your proxy card, or the voting instructions that accompanied your proxy materials);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/MNI2019; and
•	A replay of the Annual Meeting will be available online for approximately 12 months following the meeting date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON MAY 16, 2019. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 30, 2018 are available at www.proxyvote.com.

PROPOSALS

Item 1. Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the Board of Directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

At the 2019 Annual Meeting of Shareholders, eleven (11) directors are to be elected to serve until the 2020 Annual Meeting of Shareholders and until their successors are elected or appointed and qualified or until their earlier resignation or removal.  Vijay Ravindran, a Class B director, will serve on the Board until the 2019 Annual Meeting of Shareholders, after which time the size of the Board will be decreased to an eleven-person Board.  In 2018,  all of the nominees for election are directors of McClatchy who were elected by shareholders at the 2018 Annual Meeting of Shareholders. If any director nominee is unable or declines to serve as a director at the time of the annual meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. In addition, certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The three nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The eight nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

Abstentions and broker non-votes will have no effect on the outcome of Item 1 since the director nominees are elected by a plurality of the votes cast by the applicable classes of McClatchy common shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine,  70, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999, she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine is a life trustee of Grinnell College in Iowa and was chair of the Governing Board of the National Cathedral School in Washington, D.C. Since December 2004, Ms. Ballantine has been a director of the mutual funds of the Principal Financial Group of Des Moines, Iowa. She also serves on the board of directors of Durango Herald, Inc. of Durango, Colorado. Ms. Ballantine has significant experience and knowledge of media and publishing stemming from her service on the board of directors of Cowles Media Company as well as her involvement with her family-owned newspaper in Durango, Colorado.

Anjali Joshi,  58, has been a director of McClatchy since July 31, 2017.  Ms. Joshi is currently Vice President for Product Management at Google, Inc., and has held various positions there since 2006, including Search and News. Prior to joining Google, Ms. Joshi served as Executive Vice President of Engineering for Covad Communications, Inc. from 1998 to 2003. Ms. Joshi also held positions at AT&T Bell Labs working in the areas of voice and high-speed data from 1990 to 1998. Ms. Joshi’s experience as an accomplished technology and digital executive brings additional platform experience and technical acumen to the Board as the Company transitions into the digital landscape.

Maria Thomas, 55,  has been a director of McClatchy since August 2016.  Since 2017 Ms. Thomas has been an angel investor and founder of Axios Ventures, LLC.  Prior to that, in 2016, Ms. Thomas served as the interim CEO and strategic advisor to Glamsquad, a NYC-based startup offering beauty services on demand.  From February 2013 to August 2015, Ms. Thomas served as Chief Marketing and Consumer Officer for SmartThings, a pioneer in the consumer Internet of Things arena.  She helped SmartThings navigate its two year journey from launch on Kickstarter to a $200 million sale to Samsung.  From 2008 to 2010, Ms. Thomas was the first non-founder CEO at Etsy, where under her leadership, Etsy became a trusted global brand with seven million customers and a trusted e-commerce platform serving hundreds of thousands of sellers with gross merchandise sales of more than $300 million.  From 2001 to 2008, she was SVP and GM of NPR Digital.  She was a driving force behind NPR’s successful transformation from a radio-only company to a best-in-class, multimedia enterprise. Ms. Thomas currently serves on the board of directors and the compensation committee of Control4Corp, a public company that provides personalized automation and control solutions, since February 2018 and the privately held digital textile printing and e-commerce company, Spoonflower.  Ms. Thomas started her career on Wall Street as a financial analyst and spent seven years with World Bank Group as an Investment Officer with the International Finance Corporation, the World Bank’s private sector arm.  Ms. Thomas’ deep digital management and product experience, her work with investors and venture capitalists, and background in media make her uniquely suited to helping McClatchy develop new business models for public service journalism. Ms. Thomas’ expertise also qualifies her to serve as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Nominees for Class B Director

Leroy Barnes, Jr.,  67, has been a director of McClatchy since September 2000. Mr. Barnes is the retired vice president and treasurer of PG&E Corporation, a position he held from 2001 to 2005. From 1997 to 2001, Mr. Barnes was vice president and treasurer of Gap, Inc. Prior to that, Mr. Barnes held various executive positions with Pacific Telesis Group/SBC Communications. Earlier in his career, Mr. Barnes was a consultant at Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Barnes is also a member of the boards of directors of Frontier Communications, Inc. since May 2005, and Principal Funds, Inc. and Principal Variable Contracts, Inc., each since March 2012. He has also been a trustee of Principal ETF, Inc. since December 2014. Mr. Barnes had also served as a member of the board of directors of Herbalife, Ltd. from December 2004 to February 2015. Mr. Barnes’ experience as a finance executive at other publicly-traded companies as well as his service on other boards position him to critically review and oversee various managerial, strategic, financial and compliance-based considerations applicable to McClatchy. Mr. Barnes’ expertise also qualifies him to serve as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Molly Maloney Evangelisti,1  66, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

As a longtime McClatchy employee, with nearly 20 years of hands-on experience at The Sacramento Bee, Ms. Evangelisti has an extensive knowledge of the Company’s people and business.

Craig I. Forman, 57, has been President and Chief Executive Officer of McClatchy since January 2017 and a director of McClatchy since July 2013. Prior to his appointment as President and Chief Executive Officer, Mr. Forman was a private investor and entrepreneur. From 2006 until 2009, Mr. Forman served as president of consumer access and audience business of the Atlanta-based internet services provider Earthlink. Earlier, Mr. Forman served as the Vice President and general manager for Yahoo’s media and information divisions, overseeing Yahoo! News, Yahoo! Sports and Yahoo! Finance.  Mr. Forman led internet and new media divisions at Time Warner, a cable television company, was the vice president for product development and editor at the search engine Infoseek, and was the director and editor of international business information services for Dow Jones, a publishing and financial information firm. Since 2009, Mr. Forman has served as a director on a variety of public and private company boards. Until March 2015, Mr. Forman was the executive chairman of the board of Appia, Inc., a Durham, N.C., based mobile-applications marketer and distributor. In connection with the completion of Digital Turbine, Inc.’s merger with Appia, Inc. in March 2015, Mr. Forman was appointed to Digital Turbine, Inc.’s board of directors; he resigned from the Digital Turbine board upon his appointment as McClatchy’s President and Chief Executive Officer. Mr. Forman has served on the board of Yellow Media, Inc., a Canadian publisher of print and digital business directories, since 2012. Previously, Mr. Forman served as executive chairman of WHERE, Inc., a leading mobile-advertising technology network, until it was acquired by eBay Inc. in 2011. Mr. Forman began his career as a foreign correspondent and editor for The Wall Street Journal. He worked as a deputy bureau chief in The Wall Street Journal’s London bureau and later served as bureau chief in the newspaper’s Tokyo bureau. Mr. Forman’s digital, business and media experience, which focused on helping companies successfully navigate and thrive in the digital landscape, and extensive knowledge of the Company, make him a valuable asset to the Company. This experience and his knowledge of the Company’s day-to-day operations as President and Chief Executive Officer put him in a position to work proactively with the Board to develop and implement the Company’s business strategy in the coming years.

Brown McClatchy Maloney,1  63, has been a director of McClatchy since September 2004. Mr. Maloney is the owner of Radio Pacific and the operator of KONP radio, an ABC affiliate, and two additional radio stations in western Washington State. Mr. Maloney is also the owner of Olympic View Properties and Cedar Ridge Properties, both Washington state real estate companies. In addition, Mr. Maloney serves as a member of the board of directors of The Seattle Times Company. From 1988 through November 2011, he was the owner of Olympic View Publishing, a weekly newspaper company in Washington State. From 1974 to 1987, prior to his ownership of Olympic View Publishing and Radio Pacific, Mr. Maloney held various circulation and advertising positions at the Anchorage Daily News,  The Sacramento Bee and The Fresno Bee. He served as the president of the Washington Newspaper Publishers Association from 1996 to 1997 and is the former president of the Washington Newspaper Publishers Association Foundation. Mr. Maloney’s ownership of various newspapers and radio stations provides him with valuable insight into McClatchy’s business strategy and industry challenges. He also has valuable executive leadership, management and entrepreneurial experience.

Kevin S. McClatchy,1  56, has been a director of McClatchy since September 1998, and non-executive Chairman of the Board since May 2012. From 1996 to 2007, he was the managing general partner and chief executive officer of the Pittsburgh Pirates Major League Baseball team. From 1994 to 1995, he was president of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. Mr. McClatchy held various positions with McClatchy from 1990 to 1994, including serving as sales director for The Newspaper Network, Inc., advertising director at the Amador Ledger Dispatch and sales representative for The Sacramento Bee. As a former senior executive officer of a professional and minor league sports franchise, Mr. McClatchy has demonstrated leadership capability and extensive knowledge of the complex financial, operational and personnel issues facing large organizations. In addition, his years of experience working at McClatchy have given him extensive knowledge of its business.

William McClatchy,1  57, has been a director of McClatchy since September 2004. Mr. McClatchy is an entrepreneur, journalist and currently a real estate investor.  He formerly managed Index Investing’s ETFzone.com, a website supplying content concerning exchange-traded index funds. In 1999, Mr. McClatchy co-founded indexfunds.com, a website for index investing content. From 1987 through 1991, Mr. McClatchy served in a variety of editorial positions for computer magazines, including staff writer at PC Week and MAC Week, and microcomputing editor at Information Week. From 1993 to 1996, Mr. McClatchy worked as a reporter for The Fresno Bee.

Mr. McClatchy’s founding of a financial and investing website, in conjunction with his continued involvement in the digital world as editor of ETFzone.com, positions him to offer unique knowledge and perspective of McClatchy’s digital business and assets.

Theodore R. Mitchell, 63,  assumed the Presidency of the American Council on Education on September 1, 2017.  Prior to that he was the Under Secretary of the United States Department of Education from May 2014 until January 2017, responsible for all post-secondary and adult education policy programs as well as the $1.3 trillion Federal Student Aid Portfolio. Prior to his federal service, Dr. Mitchell served for ten years as CEO of the NewSchools Venture Fund, a national investor in education technology from September 2005 to May 2014. He served, as well, as President of the California State Board of Education, President of Occidental College, and in a variety of leadership roles at UCLA, including Vice Chancellor. Dr. Mitchell was deputy to the President and to the Provost at Stanford University and began his career as a professor at Dartmouth College where he also served as Chair of the Department of Education. Dr. Mitchell served as a McClatchy Director from September 2001 until May 2014. Dr. Mitchell was re-elected to the Board of McClatchy in May 2017.  Dr. Mitchell has also been serving on the board of overseers of TIAA, a major financial services company, since December 2018.  Dr. Mitchell’s experience as a leader in education, business and public policy provides the Board with valuable insights into the needs of McClatchy’s communities and its business development strategy.

Clyde W. Ostler, 72,  has been a director of McClatchy since May 2013. In March 2011, Mr. Ostler retired from Wells Fargo and Company as a Group Executive Vice President, Vice Chairman of Wells Fargo Bank California and President of Wells Fargo Family Wealth. During his 40-year tenure with Wells Fargo, Mr. Ostler served in a number of capacities including Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of Institutional and Personal Investments and Head of Internet Service. Mr. Ostler was a member of Wells Fargo’s management committee for over 25 years. He has served on a number of for-profit and not-for-profit boards. He is currently a member of the board of directors and chair of the Audit Committee of EXLService Holdings, Inc., a position he has held since December 2007. From May 2002 to November 2006, Mr. Ostler served on the board of directors of Mercury Interactive Corporation and from November 1999 to November 2004, was a member of the board of directors of BARRA, Inc. Mr. Ostler is currently on the Scripps Institution of Oceanography Directors’ Advisory Council. Mr. Ostler has extensive experience serving on boards of directors of public companies and his years of senior executive experience at a large financial institution give him significant executive leadership, management and financial oversight experience. His experience and background qualify him to serve as one of the Board’s “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K.

1Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are cousins to each other and to Ms. Evangelisti and Mr. Maloney.

Other Executive Officers

Elaine Lintecum, 63, has been Vice President, Finance and Chief Financial Officer and Treasurer of McClatchy since May 2012, prior to which she was Treasurer of McClatchy since December 2002. Ms. Lintecum joined McClatchy in 1988 as the corporate analyst responsible for external financial reporting and for SEC compliance. She was promoted to investor relations manager in 1993, was named assistant treasurer and director of treasury services in 2000 and became Treasurer in 2002. Prior to joining McClatchy, Ms. Lintecum worked for Deloitte, Haskins & Sells, a predecessor of Deloitte & Touche LLP, as a certified public accountant. Ms. Lintecum serves on the Board of Directors of the Seattle Times Company, The Ponderay Newsprint Company and the River City Bank.

Scott Manuel, 43, has been Vice President, Customer and Product since October 9, 2017. Prior to joining McClatchy, Mr. Manuel held various positions beginning in 2010 at Thomson Reuters, which included Vice President, Technology Strategy & Architecture – Healthcare, Intellectual Property & Science, Vice President, Global Data Center Operations and his last position was Vice President, Head of Strategic Product Management & Delivery - Applied Innovation.

Billie S. McConkey, 48,  is McClatchy’s Vice President of People,  General Counsel and Corporate Secretary, roles she has held since 2015. Ms. McConkey worked with McClatchy as special employment counsel from 2006 until

March 2015. Previously, from 2000 to 2006, Ms. McConkey was special labor counsel for Knight Ridder, Inc. and from 1998 to 2000, Ms. McConkey was vice president, labor and employment counsel for Central Newspapers, Inc. Ms. McConkey was also an associate at the law firms, Brown & Bain P.A. (a predecessor of Perkins Coie LLP) and Bryan Cave LLP from 1995 to 1998.

Andrew Pergam, 40, has been Vice President, News Operations and New Ventures at McClatchy since November 1, 2016. He began his professional career as an on-air television reporter in Connecticut in 2001. He transitioned into management in 2008, leading digital efforts at an NBC-owned property. In 2010, he returned to Washington, D.C. as editorial director of a journalism institute based at American University. The following year he joined The Washington Post, where as a senior editor and head of video, he helped reshape the operation and launch a number of new initiatives. Mr. Pergam joined McClatchy in 2014 to develop a comprehensive video strategy across all markets with responsibilities in editorial, product and revenue areas. In his current role, Mr. Pergam continues to build the video operation and has taken on business development and corporate development functions, including management and growth of the company’s portfolio of strategic investments. He sits on the board of Matter, a venture fund and media accelerator, and advises a number of other startups.

Mark Zieman, 58, has been Vice President, Operations of McClatchy since June 2011, and has assumed additional responsibilities in his role as Vice President, Operations since June 30, 2015, overseeing McClatchy’s 30 local media properties, and the corporate advertising and production teams. Prior to his corporate appointment, Mr. Zieman served as president and publisher of The Kansas City Star from March 2008 to June 2011, and as editor, managing editor and an investigative reporter at The Kansas City Star from 1986 to 2008.

Item 2. Ratification of Deloitte &Touche LLP as McClatchy’s Independent Registered Public Accounting Firm

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 29, 2019. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available at the Annual Meeting of shareholders to respond to appropriate questions.

Fees Billed to McClatchy by Deloitte & Touche LLP

The following table shows the fees paid or accrued by McClatchy for the audit and other services provided by Deloitte & Touche LLP for fiscal 2018 and 2017:

	2018	2017
Audit Fees(1)	$2,690,000	$3,121,080
Audit-Related Fees(2)	115,000	60,000
Tax Fees	—	—
All Other Fees	200,000	—
Total	$3,005,000	$3,181,080

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and our controls over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits and other attestation services.

In considering the services provided by Deloitte & Touche LLP, the Audit Committee discussed the nature of the services with the independent auditors and management and determined that the services were compatible with the provision of independent audit services permitted under the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002. All of the amounts reflected in the table above were approved according to the Audit Committee’s pre-approval policy described below.

Audit Committee Pre-approval Policy

To ensure the independence of our independent accountants and to comply with applicable securities laws, the NYSE American Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our Company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our Company’s independent accountants may not perform any audit, audit-related, or non-audit service for McClatchy, subject to those exceptions that may be permitted by applicable law, unless: (1) the service has been pre-approved by the Audit Committee; or (2) subject to the procedure established by the Audit Committee or by the chairman of the Audit Committee if the fees for services involved are less than $50,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS MCCLATCHY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Item 3.  To approve an amendment to the 2012 Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan.

We are asking our shareholders to consider and to approve an amendment (the “Amendment”) to The McClatchy Company 2012 Incentive Plan, as amended and restated (the “2012 Incentive Plan”).

Upon recommendation of the Compensation Committee, on March 20, 2019, the Board adopted the Amendment, subject to approval by the shareholders at the Annual Meeting.  If approved by our shareholders, the Amendment would increase the number of shares of our Class A Common Stock reserved for issuance under the 2012 Incentive Plan by 750,000 shares.  The Amendment makes no other changes to the existing terms of the 2012 Incentive Plan.

The purpose of the 2012 Incentive Plan is to (i) provide incentives to eligible persons to motivate them to expend maximum effort to improve the business result and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company and (ii) provide a means of recruiting, rewarding, and retaining key personnel.  To this end, the 2012 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares, other performance-based awards, and cash incentive awards.

If the shareholders fail to approve the Amendment, the 2012 Incentive Plan will continue, and compensatory equity-based compensation will continue under the 2012 Incentive Plan to the extent shares of the Company’s Class A Common Stock are available for issuance thereunder. As of March 20, 2019, there were 90,406 shares available for future grants under the 2012 Incentive Plan (without giving effect to additional shares that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards). The Board and the Compensation Committee believe that, if the Amendment is not approved, our ability to align the interests of key personnel with shareholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key personnel, or requiring us to shift our compensation plan to include more cash compensation.

Summary of the Material Terms of the 2012 Incentive Plan, as amended by the Amendment

A summary of the material terms of the 2012 Incentive Plan, as amended by the Amendment, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2012 Incentive Plan, as amended by the Amendment, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated by reference into this proposal.  We encourage our shareholders to read and refer to the complete plan document in Appendix A for a more complete description of the 2012 Incentive Plan, as amended by the Amendment.

Amendment Date; Amendment, Suspension, and Termination.  The 2012 Incentive Plan originally became effective as of January 24, 2012 (the “Effective Date”), was amended and restated as of March 23, 2017, and will be further amended as of May 16, 2019 (the “Amendment Date”), subject to approval by our shareholders on such date. Unless terminated sooner in accordance with the terms of the 2012 Incentive Plan or extended with shareholder approval, the 2012 Incentive Plan will terminate on the day before the tenth anniversary of the Effective Date, January 23, 2022.  Our Board may amend, suspend, or terminate the 2012 Incentive Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee.  Our shareholders must approve any amendment to the 2012 Incentive Plan to the extent determined by the Board or if such approval is required under applicable law or NYSE American regulations.  Our shareholders also must approve any amendment that changes the no re-pricing, option pricing, and stock appreciation right pricing provisions of the 2012 Incentive Plan.

Administration of the 2012 Incentive Plan.  The 2012 Incentive Plan generally is administered by a committee consisting of two or more directors of the Company. Each such director is required to qualify as an “independent director” under the New York Stock Exchange listing rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. At this time, the committee is the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements. The Board is also authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not be non-employee directors. Any such committees would be authorized to administer the 2012 Incentive Plan with respect to participants in the 2012 Incentive Plan who are not Company “officers” within the meaning of Rule 16a-1(f) under the Exchange Act or Company directors and, in this capacity, would be authorized to grant awards under the 2012 Incentive Plan to such participants and to determine all terms of such awards. The Compensation Committee may delegate to a designated officer the power and authority to grant awards to non-executive employees. References below to the Compensation Committee include a reference to the Board, another committee appointed by the Board, or designated officer for those periods in which the Board, such other committee appointed by the Board, or designated officer is acting.

Eligibility.  All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2012 Incentive Plan. In addition, our non-employee directors and certain consultants and advisors to the Company and its affiliates may receive awards under the 2012 Incentive Plan, other than incentive stock options.  Approximately six executive officers, eleven non-employee directors, and 3,158 employees of the Company and its subsidiaries are eligible to participate in the 2012 Incentive Plan as of the date hereof.

Share Authorization and Limits.  If the Amendment to the 2012 Incentive Plan is approved by our shareholders, an additional 750,000 shares of Class A Common Stock will be reserved for issuance under the 2012 Incentive Plan, and the maximum number of shares of Class A Common Stock that may be issued under the 2012 Incentive Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by the Company, will be equal to the sum of (i) 1,750,000 shares of Class A Common Stock (which includes the original share pool of 500,000 shares, plus the 500,000 share pool added as of March 23, 2017, plus the new share pool of 750,000 shares), plus (ii) the number of shares of Class A Common Stock available for future awards under the prior plan as of May 16, 2012, plus (iii) the number of shares of Class A Common Stock related to awards outstanding under the prior plan as of May 16, 2012 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Class A Common Stock.  The maximum number of shares of Class A Common Stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of common stock available for issuance under the Plan.

Shares of Class A Common Stock that are subject to awards will be counted against the 2012 Incentive Plan’s share limit as of the date of grant as one share for every one share subject to the award. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of Class A Common Stock or are settled in cash in lieu of shares of Class A Common Stock, the shares subject to such awards will again be available for purposes of the 2012 Incentive Plan.  However, the number of shares of Class A Common Stock available for issuance under the 2012 Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with the Company’s tax withholding obligations, (iii) purchased by the

Company with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

The maximum number of shares of Class A Common Stock subject to options or stock appreciation rights that may be granted under the 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum number of shares subject to awards other than options or stock appreciation rights that may be granted under the 2012 Incentive Plan to any person in a calendar year is 150,000 shares. The maximum amount that may be paid for a single cash-settled performance-based award for any performance period is $5 million.

The number and kinds of shares of common stock for which awards may be made under the 2012 Incentive Plan, including the limits described above, and the number of shares and exercise prices of outstanding awards will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding shares of Class A Common Stock is increased or decreased or the shares of Class A Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination.  For so long as our Class A Common Stock remains listed on the NYSE American (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of Class A Common Stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of Class A Common Stock will be the closing price of the Class A Common Stock on the last preceding date for which such quotation exists.  If our Class A Common Stock is not listed on an established securities exchange or traded on an established securities market, the Compensation Committee will determine the fair market value in good faith by reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.  On March 21, 2019, the closing price of our Class A Common Stock as reported on the NYSE American was $5.33 per share.

Options.  The 2012 Incentive Plan authorizes our Compensation Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“non-qualified options”).  To the extent that the aggregate fair market value of shares of Class A Common Stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a non-qualified option. The exercise price of each option will be determined by the Compensation Committee, provided that the exercise price will be equal to or greater than 100% of the fair market value of the shares of Class A Common Stock on the date of grant. If we were to grant incentive stock options to any 10 percent shareholder, the exercise price may not be less than 110% of the fair market value of our Class A Common Stock on the date of grant.

The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10 percent shareholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Compensation Committee.  Awards of options are nontransferable, except for transfers by will or the laws of descent and distribution.

Stock Appreciation Rights.  The 2012 Incentive Plan authorizes our Compensation Committee to grant stock appreciation rights that provide the grantee with the right to receive, upon exercise of the stock appreciation right, cash, shares of Class A Common Stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of our Class A Common Stock on the date of exercise over the stock appreciation right’s exercise price, which must be equal to or greater than 100% of the fair market value of our Class A Common Stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant.  Awards of stock appreciation rights are nontransferable, except for transfers by will or the laws of descent and distribution.

Restricted Stock and Restricted Stock Units.  The 2012 Incentive Plan also authorizes the Compensation Committee to grant restricted stock and restricted stock units (including deferred stock units).  Subject to the provisions of the 2012 Incentive Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of Class A Common Stock subject to the award.  Restricted stock and restricted stock units may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and restricted stock units.  An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions.  During the period, if any, when shares of restricted stock and restricted stock units are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or restricted stock units.

A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Compensation Committee or the 2012 Incentive Plan.  Grantees of restricted stock units will have no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may award dividend equivalent rights on such units.  Grantees will not vest in dividends paid on restricted stock or in dividend equivalent rights paid on restricted stock units unless the underlying awards vest.

Dividend Equivalent Rights.  The 2012 Incentive Plan authorizes our Compensation Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of Class A Common Stock underlying the right.  The Compensation Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2012 Incentive Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or stock appreciation right. Dividend equivalent rights may be settled in cash, shares of Class A Common Stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Compensation Committee. A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award, and a dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except in each case that dividend equivalent rights credited as a component of another award may not vest unless the underlying award vests.

Performance-Based Awards.  The 2012 Incentive Plan authorizes the Compensation Committee to grant performance-based awards, ultimately payable in shares of Class A Common Stock or cash, in such amounts and upon such terms as determined by the Compensation Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of Class A Common Stock that is established by the Compensation Committee at the date of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance-based awards that will be paid out to a grantee. The Compensation Committee will establish the performance periods for these performance-based awards.

Form of Payments.  The exercise price for any option or the purchase price (if any) for restricted stock or vested restricted stock units is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise, net withholding, and service rendered to the Company or our affiliates.

Change in Control.  If the Company experiences a change in control: (i) immediately before the change in control, all outstanding options and stock appreciation rights will vest, and all outstanding restricted stock, restricted stock units, and dividend equivalent rights will vest, and all shares of Class A Common Stock and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee’s discretion, either (a) all options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value, and/or all options and stock appreciation rights will become exercisable for a period before the change in control, or (b) the Company may make a provision in writing for the assumption and continuation of such awards.  Performance-based awards will vest (i) if less than half of the performance period has lapsed, at target or (ii) if half or more of the performance period has lapsed, at actual if determinable or at target if actual is not determinable.

In summary, a change in control occurs under the 2012 Incentive Plan if:

•

The sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity, or group of persons acting in concert;

•

Any “person” or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

•

A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation;

•	A contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board; or

•	The occurrence of a “Rule 13e-3 transaction” as such term is defined in Rule 13e-3 under the Exchange Act.

No Repricing.  Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for or substitution of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current fair market value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by the Company’s shareholders or (b) would not be deemed to be a repricing under the rules of the NYSE American or any established stock exchange or securities market on which our Class A Common Stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2012 Incentive Plan for participants and the Company will depend on the type of award granted.  The following summary description of U.S. federal income tax consequences is intended only for the general information of shareholders and is not intended to be exhaustive. A participant in the 2012 Incentive Plan should not rely on this description and instead should consult his or her own tax advisor for the application of federal, state, local, or foreign income, employment, and other taxes to the grantee’s own particular circumstances.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain (or loss) realized upon a disposition of our Class A Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain (or loss) if the grantee holds the shares of Class A Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Class A Common Stock in an amount generally equal to the excess of the fair market value of the Class A Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of a non-qualified option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Class A Common Stock will be the fair market value of the shares of Class A Common Stock on the date the non-qualified option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such non-qualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Class A Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights.    The grant of a stock appreciation right will not be a taxable event for the grantee or the Company. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Class A Common Stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Class A Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the Class A Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Class A Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Deferred Stock Units.  The grant of a restricted stock unit or deferred stock unit will not be a taxable event for the grantee or the Company. A grantee who is awarded restricted stock units or deferred stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

New Plan Benefits

No awards have been granted pursuant to the 2012 Incentive Plan that are contingent upon the approval by our shareholders of the Amendment to the 2012 Incentive Plan.  We anticipate that other equity-based awards may be granted in the future in the discretion of the Committee under the 2012 Incentive Plan out of the additional shares of Class A Common Stock to be reserved for issuance in connection with the approval of the Amendment; however, the number of shares of Stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and contractors, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes McClatchy’s equity plan information as of December 30, 2018.  Pursuant to the provisions of the 2004 Stock Incentive Plan and the 2012 Incentive Plan, the number of shares of Class A Common Stock subject to outstanding stock appreciation rights (SARs) and restricted stock units (RSUs), the per share exercise price of outstanding SARs, and the total number of shares reserved and available for issuance were adjusted in connection with the one-for-ten reverse stock split that occurred on June 7, 2016.  Accordingly, the share totals and exercise prices shown in the table below reflect the post-reverse stock split holdings.

Equity Compensation Plan Information

				Securities Remaining
				Available for Future
	Securities to be Issued		Weighted Average	Issuance under Equity
	upon Exercise of		Exercise Price of	Compensation Plans
	Outstanding Options,		Outstanding Options,	(excluding securities
	Warrants and		Warrants and Rights	reflected in column
	Rights (#)(1)		($/Share)(3)	(a)) (#)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders
2004 Stock Incentive Plan	81,725		$34.71	—
2012 Omnibus Incentive Plan	363,175		$25.46	372,367
Total	444,900	(2)		372,367

(1)	Amount includes RSUs and SARs.

(2)

Of this total, outstanding SARs awards total 113,300, and the 331,600 balance consists of outstanding RSU awards. The 113,300 SARs outstanding are underwater (that is, their exercise price is greater than the Company’s stock price). No SARs have been issued since 2013. Such SARs have ten-year terms and exercise prices ranging from $24.60 to $40.80.

(3)	The weighted average prices relate only to outstanding SARs.

Registration with the SEC

If the Amendment to the 2012 Incentive Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the additional shares available under the 2012 Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act as soon as is practicable after such approval.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2012 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2012 INCENTIVE PLAN.

Item 4. Shareholder Proposal

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who holds no less than 300 shares of the Company’s Class A Common Stock, has submitted the following proposal for consideration at the Annual Virtual Shareholder Meeting. The proposal, along with the supporting statement (the “Shareholder Proposal”), is included below. The Company disclaims any responsibility for the content of this Shareholder Proposal, the text of which, in accordance with rules of the SEC, is printed verbatim from its submission, with only minor formatting changes.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the Shareholder Proposal set forth below.

Proposal 4 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary, this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes taking the steps necessary to adjourn the annual meeting to solicit the votes necessary for approval if the votes for approval are lacking during the annual meeting.

Adjourn appears 8-times in the company governing documents. Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if all shareholders had equal access to independent proxy voting advice.

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election in which 67% of shares cast ballots. In other words, a 1%-minority have the power to prevent 66% of shareholders from taking important action such as eliminating 67%-voting thresholds in our governing documents. This is especially important since our stock fell from $64 in 2014 to $7 in 2018.

Please vote yes:

Simple Majority Vote — Proposal 4

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

The Board has given careful consideration to the non-binding, advisory shareholder proposal seeking to impose a majority voting standard in our Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws” and together with the Charter, the “Governance Documents”). As described below, the Board believes that the actions requested by the proponent are not in the best interests of all of our shareholders and unanimously recommends a vote “AGAINST” this proposal.

Under the Company’s Governance Documents, nearly all matters voted on by our shareholders already rely on a majority voting standard. There are no provisions in the Company’s Bylaws requiring a supermajority vote. Additionally, there is only one provision in the Company’s Charter that requires a supermajority vote, related to an indemnification rights provision for the directors and officers of the Company. Article Seventh of the Charter requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of the Company’s common stock, voting together as a single class, to amend or repeal the Article Seventh.

The purpose of the supermajority voting standard is not to preclude change but to ensure that certain fundamental changes only occur with a broader shareholder consensus than a majority.

Contrary to the argument made in the Shareholder Proposal, our one and only supermajority voting provision has nothing to do with a 1% minority frustrating the outcome of a vote, something that could be said of any election where the outcome is decided by less than 1% (regardless of whether the election is based on a plurality, a majority, or a supermajority voting standard). The provision is simply about ensuring that there is a broad consensus of support before an amendment to the aforementioned indemnification rights provision is adopted that could impact the Company’s mission and long-term objectives. While the proponents’ supporting statement suggests that our one non-majority voting standard is an impediment to stock price performance, it fails to provide any tangible connection between the non-majority voting provision and the price of our stock. As a result, this statement is demonstrably false and misleading, and in any event does not constitute a basis for depriving shareholders of the benefits of the one supermajority provision we have in place.

Furthermore, it is important to consider our capital and corporate governance structure. On all matters other than the election and removal of Class A and Class B directors, holders of Class A Common Stock vote together with holders of Class B Common Stock as a single class where each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote. This voting structure and the supermajority provision in Article Seventh of our Charter were both implemented before our initial public offering, and all of our investors who purchased shares of our Class A Common Stock in our initial public offering and after were aware of our capital and corporate governance structure.  Such information is disclosed in detail in our public filings with the SEC and, thus, decisions to purchase our stock are voluntarily made because of, or in spite of, our capital and corporate governance structure.

The Board believes that implementation of the shareholder’s proposal to implement a majority voting standard in the Company’s Governance Documents would adversely impact the Company’s carefully considered corporate governance practices, which have served shareholders well.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE PROPOSAL TO IMPLEMENT A MAJORITY VOTING STANDARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

General Board Matters

The Board of Directors is responsible for overseeing the Company’s affairs for the benefit of McClatchy’s shareholders. The principal functions of the Board and its Committees are described in our Corporate Governance Guidelines, which are available on our website at www.mcclatchy.com.

Code of Business Conduct and Ethics and Anti-Hedging Policy

The Company has adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, as well as a code of ethics for senior officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics prohibits officers, directors and employees from engaging in any hedging transactions involving the Company’s stock or any options to purchase Company stock or stock appreciation rights (“SARs”) related to the Company’s stock (i) granted to the employee or director by the registrant as part of the compensation of the employee or director, or (ii) held, directly or indirectly, by the employee or director.   Our codes of business conduct and ethics can be found on our website at www.mcclatchy.com. Any waivers of the code of ethics for senior officers or directors will be posted on our website.

Board Independence

The Board has determined that each of the current director nominees, other than Mr. Forman, President and Chief Executive Officer, has no material relationship with the Company and is “independent” within the meaning of the NYSE American listing standards, as currently in effect. Accordingly, the Board has affirmatively determined that Messrs. Barnes, Maloney, K. McClatchy, W. McClatchy, Mitchell,  Ostler and Ravindran, and Mmes. Ballantine, Evangelisti, Joshi and Thomas are independent within the meaning of the NYSE American listing standards. In making its independence determination with respect to the directors who are members of the McClatchy family, the Board considered the overall nature of these familial relationships and concluded that these relationships were not material with respect to the independence of the directors who are members of the McClatchy family. Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Committee on the Board and the Nominating Committee is “independent” within the meaning of the NYSE American listing standards, as currently in effect.

Board Structure and Committee Composition

As of the date of this Proxy Statement, our Board has twelve directors.  After the Annual Meeting, the Board will decrease the size of the Board to eleven directors. The Board has the following five committees: (1) Audit Committee, (2) Compensation Committee, (3) Committee on the Board, (4) Nominating Committee and (5) Pension and Savings Plans Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board. These charters are available on our website at www.mcclatchy.com and are also available in print to any shareholder requesting copies.

The Board of Directors met sixteen  (16) times during fiscal 2018. No director attended fewer than 75% of the aggregate number of meetings of the Board and any committee on which such director served (during the period he or she was a member). All directors attended the 2018 Annual Meeting of Shareholders, with the exception of Brown Maloney McClatchy. The Board has no formal policy regarding attendance at the Company’s annual meetings of shareholders.

Leadership Structure

Our Board is committed to adopting governance policies and practices that promote the most effective and ethical management of the Company. In that regard, the Board believes that it is important to retain maximum flexibility to determine the Company’s optimal leadership structure and to choose the best qualified person(s) to serve in the roles of Chief Executive Officer and Chairman of the Board. Accordingly, the Company’s By-Laws and Corporate Governance Guidelines grant the Board discretion in combining or separating the positions of Chairman of the Board and Chief Executive Officer, as the Board deems appropriate in light of the Company’s prevailing circumstances. Currently, the Board believes that it is in the best interests of the Company to separate the roles of Chairman of the Board and Chief Executive Officer.

The Board has determined that the designation of Mr. Kevin McClatchy, as an independent, non-executive Chairman is the current optimal leadership structure for the Company because it provides the Board with independent leadership and allows the Company’s President and Chief Executive Officer, to concentrate on the Company’s business operations.

Compensation Committee

Dr. Theodore Mitchell serves as the chairman and Ms. Molly Maloney Evangelisti, Ms. Anjali Joshi and Mr. Clyde Ostler serve as members of the Compensation Committee.  As set forth in its charter, the Compensation Committee reviews and approves goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also determines the compensation of the Chief Executive Officer and the other executive officers and recommends to the Board compensation of the non-employee directors, administers McClatchy’s incentive compensation and equity-based plan, provides a description of the processes and procedures for the consideration and determination of executive and director compensation for inclusion in the Proxy Statement, and annually reviews the Compensation Committee charter and performance.

The Compensation Committee meets in September each year to consider compensation trends and best practices in compensation policies and their applicability to McClatchy. The Compensation Committee generally meets again in December each year to determine the salary and bonus targets for the executive officers for the following fiscal year. The Chief Executive Officer then determines the particular bonus goals for the other executive officers within the targets established by the Compensation Committee. In January, the Compensation Committee meets to determine the bonus award for the prior fiscal year for the Chief Executive Officer and to set the CEO bonus formula for the current fiscal year. In addition, in January the Chief Executive Officer reviews the estimated bonus awards for the other executive officers with the Compensation Committee and with input from the Compensation Committee determines the amount of the bonus paid to the other executive officers for the prior fiscal year based on whether the goals have been attained. The Compensation Committee makes all equity and other long-term incentive grants to executive officers, including the named executive officers (“NEOs”), at its February meeting each year.

For assistance and objective data in determining the compensation of the executive officers, the Compensation Committee engaged Exequity, an independent outside executive compensation consultant, and Pay Governance, a new independent executive compensation consultant hired beginning on July 31, 2018, to analyze general market trends in executive compensation and the compensation of the Company’s executive officers, including the NEOs, compared to competitive information pulled from the Towers Watson Executive Compensation Data Bank Media Survey, a comprehensive survey of the compensation paid by other media companies, as well as compensation reported in the proxy statements of our peers. The Compensation Committee also engaged Pay Governance in 2018 to review the Company’s executive compensation disclosure and discuss best practices for such disclosure, advise the Company on its compensation programs for executives and whether any modifications to the Company’s peer group should be made.

Pay Governance does not determine or recommend the amount or form of executive officer or non-employee director compensation, but instead provides requested data and advice to the Compensation Committee. The Compensation Committee believes that the work of Pay Governance did not raise a conflict of interest and did not impair Pay Governance’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) other services provided to us by Pay Governance; (2) fees paid by the Company as a percentage of Pay Governance’s total revenue; (3) policies or procedures maintained by Pay Governance that are designed to prevent a conflict of interest; (4) any business or personal relationships between Pay Governance consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual Pay Governance consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Pay Governance or the individual consultants involved in the engagement.

Pursuant to a delegation by the Compensation Committee during 2018, the Chief Executive Officer had the authority to grant a limited number of restricted stock units (“RSUs”) under the 2012 Incentive Plan to non-executive employees. The Compensation Committee determines the total number of RSUs and other awards that the Chief Executive Officer is permitted to grant annually. The grants to such non-executive employees are made at the discretion of the Chief Executive Officer.

The Compensation Committee is comprised solely of non-employee directors of McClatchy, all of whom are independent pursuant to the NYSE American listing rules. The Compensation Committee held five  (5) meetings during fiscal 2018.

Audit Committee

Mr. Leroy Barnes, Jr. serves as the chairman and Ms. Elizabeth Ballantine, Mr. Clyde Ostler and Ms. Maria Thomas serve as members of the Audit Committee.  Mr. Barnes serves on the audit committees of the McClatchy Company and Frontier Communications, as well as three investment companies that are part of the Principal Funds, Inc. “fund complex.” The Committee on the Board reviews and makes a recommendation to the Board as to whether service on these audit committees impairs Mr. Barnes’ ability to fulfill his duties as a member of the Audit Committee. The Board has designated Mr. Barnes, Mr. Ostler and Ms. Thomas who qualify as “independent” within the meaning of the NYSE American listing standards, as currently in effect, as “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has been established in accordance with Section 10A(m)(1) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Among other things, the Audit Committee appoints, evaluates and determines the compensation of McClatchy’s independent auditors; reviews and approves the scope of the annual audit, and the financial statements; reviews McClatchy’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and (if provided by the Company) earnings guidance, oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on McClatchy’s financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management and oversees McClatchy’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from McClatchy for outside legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties. The Audit Committee regularly meets separately with members of management, the director of internal audit and McClatchy’s independent auditors. The Audit Committee held eleven (11) meetings during fiscal 2018.  The report of the Audit Committee is included in this Proxy Statement on page 38.

Committee on the Board

Mr. Kevin S. McClatchy serves as the chairman and Ms. Elizabeth Ballantine, Mr. Leroy Barnes, Jr., and Ms. Molly Maloney Evangelisti serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate, including development of corporate governance principles applicable to McClatchy, evaluation of the composition and organization of the Board and its committees, and recommendation of qualifications, expertise and characteristics for potential Board members. The Committee on the Board annually reviews its charter and performance. The Committee on the Board held one (1) meeting during fiscal 2018.

Nominating Committee

Mr. Brown McClatchy Maloney serves as the chairman and Ms. Elizabeth Ballantine and Mr.  Kevin McClatchy serve as members of the Nominating Committee. The Nominating Committee conducts searches and evaluates and proposes nominees for election to the Board based on criteria approved by the Board. The Nominating Committee evaluates and recommends the proposal for the Board slate for election by the shareholders and will consider recommendations from shareholders for director candidates, as described below. The Nominating Committee annually reviews its charter and the Committee’s performance. The Nominating Committee held one  (1) meeting during fiscal 2018.

Pension and Savings Plans Committee

Mr. Clyde Ostler serves as the chairman and Mr. Leroy Barnes, Jr. and Mr. William McClatchy serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and pension plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee annually reviews its charter and the Committee’s performance. The Pension and Savings Plans Committee held three  (3) meetings during fiscal 2018.

Board of Directors’ Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. Various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal control compliance manager. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.

The Committee on the Board and the Nominating Committee assist the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning and corporate governance. In addition, the Committee on the Board manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Consideration of Director Nominees

Shareholder Nominees

Any shareholder nominations proposed for consideration by the Nominating Committee for Board membership should include the nominee’s name and qualifications and should be addressed to:

Corporate Secretary

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Director Qualifications

Under our Corporate Governance Guidelines, the Committee on the Board is responsible for reviewing with the Board the appropriate skills and characteristics of Board members, as well as the composition of the Board as a whole. In assessing a candidate, the Nominating Committee will consider skills; diversity; independence; experience in areas such as operations, journalism, finance, digital media and marketing; geography and the general needs of the Board. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diversity, such as diversity of gender; race and national origin; education; professional experience; and differences in viewpoints and skills. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all nominees. The Nominating Committee believes that the current directors, considered as a group, provide a significant composite mix of diversity that allows the Board to fulfill its responsibilities.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating Committee and may be considered at any point during the course of the year. The Nominating Committee will consider properly submitted nominees of shareholders, as discussed above. The nominees standing for election at the 2019 Annual Meeting of Shareholders were recommended by the Nominating Committee in early 2019.

Executive Sessions

Executive sessions of non-management directors are held at each regular meeting of the Board. In addition, at least once each year, the independent directors meet in executive session. The executive sessions of the Board are scheduled and chaired by the Chairman of the Board, Mr. Kevin McClatchy. Any non-management director may also request that additional executive sessions be scheduled.

Communication with the Board

Individuals may communicate with the Board by addressing correspondence to:

The Board of Directors

The McClatchy Company

c/o Corporate Secretary

2100 Q Street

Sacramento, CA 95816

All communication received will be reviewed and processed by the corporate secretary and communicated to the Board of Directors as appropriate. If you wish to contact only non-management directors, please direct correspondence to the chairperson of the Committee on the Board at the address above.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 21, 2019, by each director and nominee for director; McClatchy’s President and Chief Executive Officer; McClatchy’s Chief Financial Officer; McClatchy’s other named executive officer other than the Chief Executive Officer or Chief Financial Officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options, SARs or RSUs that are exercisable or vest within 60 days following the record date are deemed beneficially owned by the person holding those options, SARs or RSUs. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the SEC rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement described later in this Proxy Statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

			Deemed Beneficial Ownership
			of Class A Common Stock(2)
	Number of		Number of
Directors and Nominees for Director; Named Executive Officers;	Shares		Shares
Directors and Executive Officers as a Group; Beneficial Owners of More	of Class A		of Class A		Percent of
Than 5% of Total Shares of Class Outstanding(1)	Common Stock		Common Stock		Class
Kevin McClatchy	24,620		1,410,319	(3)(4)	20.60%
William McClatchy	13,505		1,304,003	(3)(5)	19.32%
Theodore Mitchell	14,620		1,264,618	(3)	18.85%
Molly Maloney Evangelisti	31,007		485,087		8.20%
Craig Forman	66,625		66,625		1.22%
Mark Zieman	23,188		34,863	(6)	*
Elaine Lintecum	22,506		29,256	(7)	*
Elizabeth Ballantine	23,343		24,728		*
Clyde Ostler	23,000		23,000		*
Leroy Barnes, Jr.	22,425		22,425		*
Brown McClatchy Maloney	22,355		22,755		*
Maria Thomas	14,500		14,500		*
Anjali Joshi	9,000		9,000		*
Vijay Ravindran (8)	4,500		4,500		*
Chatham Asset Management, LLC	1,094,034	(9)	N/A		20.03%
Cobas Asset Management, SGIIC, SA	990,790	(10)	N/A		18.14%
Bluestone Financial Ltd.	470,000	(11)	N/A		8.61%
Royce & Associates, LP	456,432	(12)	N/A		8.36%
Bestinver Gestion S.A., SGIIC	308,025	(13)	N/A		5.64%
All executive officers and directors as a group (17 persons)	341,968		2,242,457	(14)	30.48%

*Represents less than 1%.

(1)

All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Chatham Asset Management, LLC, 26 Main Street, Suite 204, Chatham, New Jersey 10151; (ii) Cobas Asset Management SGIIC SA, Jose Abascal, 45 st. 28003 Madrid, Spain; (iii) Bluestone Financial Ltd., Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands; (iv) Royce

& Associates, LLC, 745 Fifth Avenue, 24th Floor, New York, NY 10151; and (v) Bestinver Gestion S.A., SGIIC, Madrid, Spain, Calle Juan de Mena, no. 8, 28014.

(2)

Represents all shares of Class A Common Stock plus (i) all shares of Class A Common Stock subject to options that are exercisable or vest within 60 days following the record date and (ii) shares of Class A Common Stock deemed to be owned because of the shareholder’s ownership of Class B Common Stock. Applicable percentage of ownership is based on 5,460,617 shares of Class A Common Stock outstanding as of March 21, 2019, for such shareholder or group of shareholders, as applicable.

(3)

Includes 1,249,998 shares of Class B Common Stock held under three separate trusts, all of which hold 416,666 shares each. Each of the trusts has different income beneficiaries. Kevin McClatchy, William McClatchy, and Theodore R. Mitchell share joint voting and investment control with respect to these trusts. Kevin McClatchy and William McClatchy disclaim beneficial ownership of the shares held in trusts for which they are not beneficiaries.

(4)

Includes 44,952 shares of Class B Common Stock held by a trust of which Kevin McClatchy is one of three trustees but not a beneficiary. Kevin McClatchy has joint voting and investment control with the other trustees with respect to this trust. Kevin McClatchy disclaims beneficial ownership of these shares.

(5)

Includes 40,500 shares of Class B Common stock held by William McClatchy as custodian for his minor child. William McClatchy has sole voting and investment control with respect to these shares. William McClatchy disclaims beneficial ownership of these shares.

(6)	Includes 11,675 shares subject to SARs which are currently exercisable or exercisable within 60 days.

(7)	Includes 6,750 shares subject to SARs which are currently exercisable or exercisable within 60 days.

(8)	Mr. Ravindran will no longer serve as a director after the Annual Meeting.

(9)

Based on a Form 4 filed on March 25, 2019 by Chatham Asset Management, LLC. Chatham Asset Management, LLC is the investment manager to Chatham Asset High Yield Master Fund, Ltd., a Cayman Islands exempted company ("Chatham Master Fund"), and other affiliated funds. Anthony Melchiorre is the managing member of the Chatham Asset Management, LLC. As of March 21, 2019, Chatham Master Fund held 539,714 shares of Class A Common Stock of McClatchy and certain other affiliated funds held an aggregate of 554,320 shares of Class A Common Stock of McClatchy.

(10)	Based on a Schedule 13G/A filed on February 13, 2019. Cobas Asset Management, SGIIC, SA, has sole voting power with respect to 990,790 shares.

(11)	Based on a Schedule 13D/A filed on March 20, 2019. Bluestone Financial Ltd. has sole voting power with respect to 470,000 shares.

(12)	Based on a Schedule 13G/A filed on January 15, 2019. Royce & Associates, LP has sole voting power and sole dispositive power with respect to 456,432 shares.

(13)

Based on a Schedule 13G filed on September 29, 2015. Bestinver Gestion S.A., SGIIC has sole voting power and sole dispositive power with respect to 3,080,257 shares, adjusted to 308,025 shares reflecting the one-for-ten reverse stock split that occurred in June 2016.

(14)	Includes those shares subject to SARs indicated in notes (6) and (7).

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 21, 2019, if applicable, held by each director and nominee for director; McClatchy’s Chief Executive Officer; McClatchy’s Chief Financial Officer; McClatchy’s most highly compensated executive officer other than the Chief Executive Officer or Chief Financial Officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock. Pursuant to the shareholders’ agreement described below, only current holders of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy may hold shares of Class B Common Stock of McClatchy. Accordingly, other than as listed below, no officer or director beneficially owns shares of the Class B Common Stock.

	Number of
	Shares
	of Class B
Directors and Nominees for Director; Named Executive Officers;	Common Stock
Directors and Executive Officers as a Group;	Beneficially		Percent of
Beneficial Owners of More Than 5% of Total Shares of Class Outstanding(1)	Owned		Class
Kevin McClatchy	1,294,950	(2)(3)	53.33%
William McClatchy	1,290,498	(2)(4)	53.15%
Theodore Mitchell	1,249,998	(2)	51.48%
Molly Maloney Evangelisti	452,850		18.65%
All executive officers and directors as a group (17 persons)	1,879,049	(5)	77.38%

(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816.

(2)

Includes 1,249,998 shares of Class B Common Stock held under three separate trusts, all of which hold 416,666 shares each. Each of the trusts has different income beneficiaries. Kevin McClatchy, William McClatchy, and Theodore R. Mitchell share joint voting and investment control with respect to these trusts.

(3)

Includes 44,952 shares of Class B Common Stock held by a trust of which Kevin McClatchy is one of three trustees but not a beneficiary. Kevin McClatchy has joint voting and investment control with respect to this trust. Kevin McClatchy disclaims beneficial ownership of these shares.

(4)

Includes 40,500 shares of Class B Common stock held by William McClatchy as custodian for his minor child. William McClatchy has sole voting and investment control with respect to these shares. William McClatchy disclaims beneficial ownership of these shares.

(5)	Includes those shares of Class B Common Stock indicated in notes (2), (3), and (4) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the Company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is generally any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy.

Generally, Class B shares can be converted into shares of Class A Common Stock and then transferred freely (unless following conversion, the outstanding shares of Class B Common Stock would constitute less than 25% of the total member of all outstanding shares of common stock of the Company, in which case additional steps must be taken). In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

DIRECTOR COMPENSATION

The following table sets forth the annual compensation paid or accrued by McClatchy to or on behalf of our non-employee directors for the fiscal year ended December 30, 2018.

	Fees			Non Equity	Nonqualified
	Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)(1)	($)(2)	($)(3)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Elizabeth Ballantine	$86,000	$37,170	—	—	—	—	$123,170
Leroy Barnes, Jr.	$135,500	$37,170	—	—	—	—	$172,670
Molly Maloney Evangelisti	$77,000	$37,170	—	—	—	—	$114,170
Anjali Joshi	$68,000	$37,170	—	—	—	—	$105,170
Brown McClatchy Maloney	$76,500	$37,170	—	—	—	—	$113,670
Kevin McClatchy	$254,500	$37,170	—	—	—	—	$291,670
William McClatchy	$69,500	$37,170	—	—	—	—	$106,670
Theodore Mitchell	$86,500	$37,170	—	—	—	—	$123,670
Clyde Ostler	$132,000	$37,170	—	—	—	—	$169,170
Vijay Ravindran (4)	$48,750	$37,170	—	—	—	—	$85,920
Maria Thomas (5)	$111,500	$37,170	—	—	—	—	$148,670

(1)	Includes annual retainer, committee chair fees and committee meeting fees.

(2)

Reflects the aggregate grant date fair market value of an award of 4,500 shares of Class A Common Stock to each non-employee director on September 27, 2018, computed in accordance with ASC Topic 718. Pursuant to the McClatchy Director Deferral Program, as described below, Messrs. W. McClatchy, Mitchell, K. McClatchy and Ostler,  and Ms. Thomas elected to defer their 2018 award until which time they terminate from the Board.

(3)	No director received an option award in fiscal year 2018.

(4)	Mr. Ravindran joined the Board in January 2018.

(5)	In 2018, $20,750 of the cash retainer was issued to Axios Ventures LLC, a fund founded by Ms. Thomas.

Director Compensation Arrangements

We use a combination of cash and stock-based compensation to attract and retain qualified individuals to serve on our Board. Generally, the Compensation Committee reviews the compensation of our non-employee directors on a regular basis with the last review occurring in September 2018. In determining director compensation, we have considered publicly-available data from companies within our industry, data collected by our Human Resources Department regarding trends in director compensation and competitive data prepared by Pay Governance, our independent outside compensation consultant. We also consider the significant amount of time that our directors devote to the business of the Company.

For 2018, the Compensation Committee reviewed the current Board and Committee retainer arrangements and determined that they would remain the same as for the prior year. These fees are summarized below:

Board and Committee Retainers for the Fiscal Year Ended December 30, 2018

Type of Compensation	Amount
Annual Cash Retainer	$65,000
Annual Equity Target Retainer	$65,000
Chairman of the Board Annual Retainer	$175,000
Audit Committee Chair Annual Retainer	$15,000
Compensation Committee Chair Annual Retainer	$12,500
Committee on the Board Chair Annual Retainer	$10,000
Nominating Committee Chair Annual Retainer	$10,000
Pension and Savings Plans Committee Chair Annual Retainer	$10,000

In addition to the payments set forth above, McClatchy reimburses non-employee directors for reasonable expenses incurred by them in connection with the business and affairs of McClatchy.

Pursuant to the McClatchy Director Deferral Program under the 2012 Incentive Plan, directors may elect to defer receipt of their stock awards until their termination of service.

The Board adopted director stock ownership guidelines in 2012. The Board believes that it is important to align the interests of the non-employee members of the Board with the long-term interests of the Company’s shareholders. Accordingly, the guidelines require that each non-management director shall own a minimum of 1,500 shares of the Company’s Class A Common Stock. For those directors on the Board as of November 28, 2012, the target date for such ownership was December 31, 2012. For subsequently elected directors, the target date for achieving the desired ownership level is five (5) years from the date that Board service commences. Shares issuable upon vesting of restricted stock or restricted stock units shall count towards achievement of the minimum guideline amount. As of the date of this Proxy Statement, all directors are in compliance with the Company’s stock ownership guidelines.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following tables set forth the compensation paid to or accrued by McClatchy for the NEOs for each of the last two completed fiscal years.  For this purpose, our NEOs include Craig I. Forman, our President and Chief Executive Officer, Elaine Lintecum, our Vice President, Finance and Chief Financial Officer, and Mark Zieman, our Vice President, Operations.

Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred
					Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Stock	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	Awards	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)(2)	(e)(3)	(f)	(g)(4)	(h)	(i)(5)	(j)
Craig I. Forman (1)	2018	$980,769	$75,000	$606,661	$—	$1,000,000	$—	$215,020	$2,877,450
President and	2017	$823,846	$900,000	$552,694	$—	$—	$—	$81,880	$2,358,420
Chief Executive Officer

Elaine Lintecum	2018	$479,841	$550,000	$148,321	$—	$84,678	$—	$73,357	$1,336,197
Vice President, Finance	2017	$475,000	$—	$145,256	$—	$147,700	$—	$4,588	$772,544
and Chief Financial Officer

Mark Zieman	2018	$678,846	$675,000	$214,141	$—	$137,039	$—	$99,600	$1,804,626
Vice President,	2017	$675,000	$—	$205,770	$—	$218,781	$—	$20,561	$1,120,112
Operations

(1)

Mr. Forman was appointed to serve as the Company's President and CEO in January 2017. As discussed in more detail below, Mr. Forman’s total actual realized compensation was approximately $2.3 million in 2018 and approximately $1.8 million in 2017. Please see the “CEO Actual Compensation Realized” table immediately below this 2018 Summary Compensation Table.

(2)

Amounts shown in column (d) for 2018 reflect (i) $75,000 each for Mr. Forman and Ms. Lintecum for the successful completion of the debt refinance on July 16, 2018,  and (ii)  for each of Ms. Lintecum and Mr. Zieman, cash retention payments paid pursuant to The McClatchy Company 2017 Senior Executive Retention Plan based on their continued service through each of the applicable vesting dates, January 25, 2018 and July 25, 2018.  Amounts shown in column (d) for 2017 for Mr. Forman reflect his bonus under the CEO Bonus Plan for fiscal year 2017 pursuant to the Forman Employment Agreement (defined below).

(3)

Amounts shown in column (e) reflect the dollar amount recognized for financial statement reporting purposes for RSUs awarded in 2018 and 2017. Values of stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions included in footnote 10 to the Company’s audited financial statements contained in its Form 10-K for the year ended December 30, 2018.

(4)

Amounts shown in column (g) reflect the amounts earned under the CEO Short-term Incentive Non-equity Income Plan for Mr. Forman and the MBO Plan for Ms. Lintecum and Mr. Zieman, described in the section entitled “Semi-Annual Cash Bonus”  below.

(5)	Amounts in column (i) for 2018 include the benefits, received by each NEO, enumerated below.

•	Premiums to continue life insurance coverage under the McClatchy Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage;

•	Premiums to provide long-term disability coverage at a level greater than that provided under McClatchy’s standard long-term disability program;

•	Company-paid premiums toward the cost of health coverage under McClatchy’s group health insurance plan;

•	Company contributions to each NEO’s account under McClatchy’s 401(k) plan, Bonus Recognition Plan, and Benefit Restoration Plan;

•	Company contributions to each NEO’s account under McClatchy’s Executive Supplemental Retirement Plan, which for 2018 was $98,077 for Mr. Forman, $47,984 for Ms. Lintecum, and $67,885 for Mr. Zieman;

•	Pursuant to the Forman Employment Agreement (defined below), Mr. Forman was entitled to receive a monthly housing allowance equal to $5,000 per month; and

•	For Ms. Lintecum only, reimbursement of fees related to a vacation cancelled and foregone during the refinance process in July 2018.

CEO Actual Compensation Realized. The supplemental table below sets forth the 2018 and 2017 compensation for Mr. Forman, our CEO, and is not a substitute for the Summary Compensation Table above. "Total Actual Compensation Realized" reports the actual value realized during the year on equity compensation, including the vesting of restricted stock units granted in prior years. This differs from "Total" compensation as set forth in the Summary Compensation Table, which as noted above presents the grant date fair value of the entire grant of all equity awards granted in that year. We believe this supplemental table more accurately reflects the actual value that Mr. Forman receives each year from his equity compensation as compared to the Summary Compensation Table presented above because these equity awards vest over time. We further believe this table provides important context to our shareholders regarding the total actual compensation realized by Mr. Forman each year.

			Vesting of	Non-Equity
			Stock	Incentive Plan	All Other
	Salary	Bonus	Awards	Compensation	Compensation	Total
Year	($)	($)	($)(1)	($)	($)(2)	($)
2018	$980,769	$75,000	$184,114	$1,000,000	$82,828	$2,322,711
2017	$823,846	$900,000	$—	$—	$81,880	$1,805,726

(1)

Amounts based on the closing price of our Class A Common Stock on the date of vesting. Stock awards granted to Mr. Forman in February 2017 vested in January and March 2018.  The January 2018 vesting is the first of two equal tranches which vest in January 2018 and 2019.  The March 2018 vesting was the first of three equal tranches which vest in March 2018, 2019 and 2020.

(2)

Amounts include compensation realized by Mr. Forman. Primarily, these payments during 2018 or 2017 represent such things as (i) Company-paid premiums for life insurance,  long-term disability coverage and health care coverage, (ii) Company contributions to Mr. Forman’s account under McClatchy’s 401(k) plan, and (iii) other monthly housing allowance costs.

Outstanding Equity Awards at Fiscal 2018 Year End. The following table sets forth information concerning the outstanding equity awards held by the NEOs as of December 30, 2018.

Outstanding Equity Awards at Fiscal 2018 Year-End

										Equity	Equity
				Equity						Incentive	Incentive
				Incentive						Plan Awards:	Plan Awards:
				Plan			Stock Awards		Market	Number of	Market or
	Option Awards			Awards:			Number of		Value of	Unearned	Payout Value
	Number of		Number of	Number of			Shares or		Shares or	Shares, Units	of Unearned
	Securities		Securities	Securities			Units of		Units of	or Other	Shares, Units
	Underlying		Underlying	Underlying	Option		Stock		Stock That	Rights That	or Other
	Unexercised		Unexercised	Unexercised	Exercise	Option	That Have		Have Not	Have Not	Rights That
	Options(#)		Options(#)	Unearned	Price	Expiration	Not		Vested($)	Vested	Have Not
Name	Exercisable		Unexercisable	Options(#)	($)	Date	Vested(#)		(9)	(#)	Vested($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Craig I. Forman	—		—	—	$—	—	66,666	(1)	$546,661	—	—
	—		—	—	$—	—	12,562	(2)	$103,008	—	—
	—		—	—	$—	—	15,380	(4)	$126,116	—	—

Elaine Lintecum	—		—	—	$—	—	16,299	(1)	$133,652	—	—
	—		—	—	$—	—	7,500	(3)	$61,500	—	—
	—		—	—	$—	—	4,860	(4)	$39,852	—	—
	—		—	—	$—	—	2,430	(5)	$19,926	—	—
	5,250	(6)	—	—	$24.60	2/21/2023	—		$—	—	—
	1,000	(7)	—	—	$27.60	2/22/2022	—		$—	—	—
	500	(8)	—	—	$40.80	2/23/2021	—		$—	—	—

Mark Zieman	—		—	—	$—	—	23,532	(1)	$192,962	—	—
	—		—	—	$—	—	10,000	(3)	$82,000	—	—
	—		—	—	$—	—	7,180	(4)	$58,876	—	—
	—		—	—	$—	—	3,590	(5)	$29,438	—	—
	7,125	(6)	—	—	$24.60	2/21/2023	—		$—	—	—
	4,000	(7)	—	—	$27.60	2/22/2022	—		$—	—	—
	550	(8)	—	—	$40.80	2/23/2021	—		$—	—	—

(1)	One-third of the RSUs vests on each of March 1, 2019, March 1, 2020 and March 1, 2021 based on continued service.

(2)	One-half of the Sign-On RSUs vested on each of January 24, 2018 and January 24, 2019 based on continued service.

(3)	The Retention RSUs vested in full on January 25, 2019 based on continued service.

(4)	One-third of the RSUs vests on each of March 1, 2018, March 1, 2019 and March 1, 2020 based on continued service.

(5)	One-third of the RSUs vested on each of March 1, 2017, March 1, 2018 and March 1, 2019 based on continued service.

(6)	One-quarter of the SARs vested on each of March 1, 2014, March 1, 2015, March 1, 2016 and March 1, 2017.

(7)	One-quarter of the SARs vested on each of March 1, 2013, March 1, 2014, March 1, 2015 and March 1, 2016.

(8)	One-quarter of the SARs vested on each of March 1, 2012, March 1, 2013, March 1, 2014 and March 1, 2015.

(9)

Market value calculated by multiplying the closing market price of our Class A Common Stock on December 28, 2018 ($8.20 per share) by the number of units of stock. December 28, 2018 was the last trading day of our fiscal year, which ended on December 30, 2018.

Executive Compensation Arrangements

Semi-Annual Non-Equity Incentive.

The Compensation Committee continues to believe non-equity incentives are part of a compensation package to incentivize NEOs to meet our longer-term goals by providing the officers with an ability to reach shorter-term goals over which they have more direct control. Mr. Forman was eligible to receive annual cash incentive compensation under the CEO short-term incentive non-equity income plan. In fiscal year 2018, our NEOs, other than Mr. Forman, were eligible to receive semi-annual cash incentive compensation based on performance over two six-month performance periods for each half of 2018 under our MBO Plan. Awards under the CEO short-term incentive non-equity income plan and the MBO Plan are based on achievement of financial and non-financial performance goals pre-established by the Compensation Committee. For 2018,  the Compensation Committee designed a CEO short-term incentive non-equity income plan that allotted up to 150 points towards the achievement of financial and non-financial goals grouped in five categories.  Achievement of 100 points would result in a bonus payout of 100% of base salary with the additional 50 points available, at the discretion of the Compensation Committee, for a total potential payout of 150% of base salary.  For 2018, in addition to the financial and non-financial performance goals for non-CEO NEOs, Ms. Lintecum and Mr. Zieman could also earn additional points for non-operating cash flow (the “NOCF”) objectives. The Compensation Committee approves the format of the goals, which include predetermined personal and/or leadership goals.

For fiscal year 2018,  Ms. Lintecum and Mr. Zieman were eligible to receive the full amount of the bonus related to the achievement of financial goals if the actual operating cash flow (“OCF”) met the OCF target, 70% if the actual OCF was 97% or higher than the OCF target, and 50% of the actual OCF was 95% or higher than the OCF target. The Company intends to continue to maintain its semi-annual cash incentive bonus plans based on performance during the first and second half of the year for possible future payouts.

CEO Non-Equity Incentive Plan.

For fiscal year 2018, the Compensation Committee approved the performance-based formula for the 2018 CEO Non-equity Incentive Plan in which 100 points would result in receiving a bonus at target, with an additional 50 points available, at the discretion of the Compensation Committee, for a total payout of 150% of the base salary.

The 150 points consisted of five categories of objectives: (i) enhancing overall corporate performance through sophisticated digital measurements and accelerating “One Team” corporate structure, consisting of 30 points; (ii) enhancing employee management via creation of systematic performance review architecture and succession planning, consisting of 30 points; (iii) achieving financial goals, such as achieving the budgeted operating cash flow and accelerating the rationalization of the Company’s capital structure, consisting of 30 points; (iv) maintaining and enhancing journalism quality and accelerating the digital progress of news and information operations, consisting of 30 points; and (v) achieving certain technology development and collaboration goals, consisting of 30 points.

Mr. Forman’s 2018 annual bonus was determined under the 2018 CEO Short-term Incentive Non-equity Income Plan. The Compensation Committee evaluated Mr. Forman’s performance under the 2018 CEO Short-term Incentive Non-equity Income Plan and determined that he would receive an annual cash incentive at 100% of the target for fiscal year 2018.

MBO Plan.

The Compensation Committee set incentive bonus targets under the MBO Plan for non-CEO NEOs for two, six-month performance periods in fiscal year 2018. The semi-annual cash incentive was targeted to a pre-determined percentage of the six-month base salary of the participating NEO, which was 60% for Ms. Lintecum and 75% for Mr. Zieman.   The Compensation Committee determined these targets based on the recommendation of the CEO and the Compensation Committee’s review of the Data Bank concerning target bonus levels at other media companies within the Data Bank.

Each participating NEO’s semi-annual target bonus was based on a combination of (i) six-month OCF objectives worth a maximum of 25 points, and (ii) strategic initiatives objectives worth up to 50 points, if, any OCF-related points were earned, and (iii) six-month NOCF objectives worth up to 25 points.  For this purpose, each of first half and second half operating cash flow was determined after accruing for the semi-annual bonus. Based on the CEO’s and Compensation Committee’s scoring of the OCF, strategic and NOCF goals established for the fiscal year relating to corporate results, business unit results and individual performance, each of Ms. Lintecum and Mr. Zieman was eligible to earn up to 100 points.  Each of these criteria was measured for the first half of fiscal year 2018 and the second half of fiscal year 2018. For the first half of fiscal year 2018, both Ms. Lintecum and Mr. Zieman earned some points for partially achieving the OCF target. In addition, Ms. Lintecum earned the full 25 points possible under the NOCF objectives and Mr. Zieman received partial points for the strategic initiatives objectives and partial NOCF points. In the aggregate, Ms. Lintecum and Mr. Zieman earned 37.5 and 33.3 points, respectively, for the first half of fiscal year 2018.  For the second half of fiscal year 2018, neither Ms. Lintecum nor Mr. Zieman earned any OCF-related points, but Ms. Lintecum earned 21 points and Mr. Zieman earned 20 points out of the possible 25 NOCF points. The aggregate MBO payout for Ms. Lintecum and Mr. Zieman in the fiscal year 2018 is reported in the Summary Compensation Table.

Frozen Pension Arrangements.

The Company maintains a frozen qualified defined benefit plan, The McClatchy Company Retirement Plan (the “Pension Plan”) and a frozen supplemental pension plan (the “SERP”).  The Company also assumed the Knight Ridder, Inc. Benefit Restoration Plan (the “KR BRP”) after the Company acquired Knight-Ridder, Inc. (“KR”) for legacy KR employees, including Mr. Zieman.

Prior to freezing the plan in March 2009, each NEO except Mr. Forman participated in the Pension Plan. The Pension Plan is a qualified defined benefit pension plan that was open to all eligible employees of McClatchy and other participating subsidiaries who completed an hours and service requirement to become participants in the Pension Plan. Benefits accrued as a lifetime annuity payable monthly commencing at age 65, the normal retirement age under the Pension Plan. Benefits accrued at a rate of 1.3% of “average monthly earnings” times years of benefits service up to a maximum of 35 such years. For each NEO except Mr. Forman, the number of years of credited service equals their actual years of credited service with McClatchy or its subsidiaries as of March 2009. Accrued benefits become vested after five years of vesting service, or, if earlier and the participant remained an employee at the time, when the participant attains age 65, the normal retirement age for each NEO under the Pension Plan. Each participating NEO was fully vested in his or her benefits under the Pension Plan as of March 2009. “Average monthly earnings” means the average monthly base pay averaged over the five consecutive calendar years that produces the highest average. Compensation earned after March 31, 2009, does not count in the determination of average monthly earnings.

Upon termination of employment, each participating NEO generally may not commence benefits prior to age 55. The Pension Plan provided a subsidized early retirement benefit to any participating NEO with 20 or more years of eligible service who works until age 55, and pursuant to which the NEO would be eligible to receive an unreduced benefit following termination of employment beginning at age 62. Finally, the Pension Plan provides for benefits to be paid in the following annuity forms: a single life annuity, or either a 50% or 100% joint survivor annuity. Lump sum payment is not available, except for certain de minimis accruals.

The Code limits the maximum benefit that may be paid under the Pension Plan by subjecting annual earnings that can be taken into account in the pension formula to a cap ($275,000 for 2018) and by limiting the amount of benefit that can be paid from the plan (for 2018, an annuity at normal retirement age cannot exceed $220,000).

In order to provide post-retirement income commensurate with years of service to McClatchy and taking into consideration the NEO’s actual income levels, McClatchy’s SERP and, for Mr. Zieman only, the KR BRP provided enhanced pension benefits to our NEOs except Mr. Forman, in addition to the amounts that were permitted to accrue under the Pension Plan. Accordingly, the SERP or KR BRP benefit, as applicable, was determined without regard to the compensation limit applicable to the Pension Plan and without regard to the maximum annuity payout limit applicable to the Pension Plan. For Ms. Lintecum, the SERP provided a benefit accrued at normal retirement age equal to 1.5% of “enhanced average monthly earnings” multiplied by years of Pension Plan benefit service, up to a maximum of 35 such years. “Enhanced average monthly earnings” take into account both base salary and the annual incentive compensation. The monthly average was determined for the three years of Pension Plan participation as of February 4, 2009 that produces the highest monthly average. The overall SERP benefit is offset by the benefit accrued under the Pension Plan. For Mr. Zieman, the KR BRP provided a benefit accrued at normal retirement age based on final average earnings and years of service, offset by Social Security and other offset amounts.

Normal retirement age under the SERP and the KR BRP, as applicable, is age 65 for each participating NEO. Under the SERP, an unreduced benefit was payable to a vested participant who terminates employment within three years of normal retirement age. Accordingly, each participating NEO would be entitled to an unreduced benefit commencing at age 62.

A SERP participant was vested in his or her SERP benefit after five years of benefit service. Accordingly, each of the participating NEOs was fully vested in his or her SERP benefit as of February 2009. The SERP does not provide for payment as a lump sum, but rather provides for benefit in any form provided under the Pension Plan and at the time specified in the participant’s Code Section 409A election.

401(k) Plan.

The Company maintains The McClatchy Company 401(k) Plan (the “401(k) Plan”), which permits employees generally to make annual elective deferrals from salary up the maximum statutory amount, $18,500 for those younger than age 50 and $24,500 for those age 50 or older for 2018. The 401(k) Plan permits the Company to make a matching contribution.  For 2018, the maximum matching contribution was up to 2% of salary (disregarding compensation in excess of $275,000, as required by the Code).

Non-Qualified Retirement Compensation.

The Company maintains The McClatchy Company Benefit Restoration Plan (the “Benefit Restoration Plan”) and The McClatchy Company Bonus Recognition Plan (the “Bonus Recognition Plan” and together with the Benefit Restoration Plan, the “Plans”), in which our NEOs participate.  In 2018, the Plans provided a 2% matching contribution on salary in excess of the $275,000 compensation limit under the Benefit Restoration Plan and a 2% matching contribution on the participants’ bonus under the Bonus Recognition Plan. No matching contribution is made under either Plan for a year in which the matching the 401(k) Plan is suspended. Participants are vested in the Benefit Restoration Plan and Bonus Recognition Plan (together, the “Plans”) after three years of employment with the Company or upon an earlier “retirement” (as defined in the Plans) or death. All of the NEOs except Mr. Forman are vested in the Plans. Except in the case of termination of employment due to a participant’s death or disability, a participant’s eligible benefits under the Plans will be distributed to vested employees following the close of each year in which benefits are earned without interest. In the case of a termination of employment due to a participant’s death, the full amount of the participant’s account will be paid to the participant’s beneficiary in a single lump sum.

The Company also maintains The McClatchy Company Executive Supplemental Retirement Plan (the “Executive Supplemental Plan”), in which our NEOs participate. Under the Executive Supplemental Plan, participants receive annual credits equal to 10% of base salary. Under the Executive Supplemental Plan, full vesting occurs 10 years after first participating in the plan, with no partial vesting until 5 years have elapsed from first becoming a participant. A participant becomes fully vested immediately upon separation from service on account of disability, death, retirement on or after age 55 with ten years of service, or involuntary termination by the Company or its affiliates without “cause” (as defined in the Executive Supplemental Plan).

Executive Equity Award Agreements.

Historically, the Company has granted both restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) to its eligible employees, including the NEOs, pursuant to The McClatchy Company 2012 Omnibus Incentive Plan (as it may be amended and restated from time to time) (the “2012 Incentive Plan”).

Pursuant to the 2012 Incentive Plan, if the Company experiences a “change in control”: (i) immediately before the change in control, all outstanding options and SARs will vest, and all outstanding restricted stock, RSUs, and dividend equivalent rights will vest, and all shares of Class A Common Stock and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee’s discretion, either (a) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value, and/or all options and SARs will become exercisable for a period before the change in control, or (b) the Company may make a provision in writing for the assumption and continuation of such awards.  Performance-based awards will vest (i) if less than half of the performance period has lapsed, at target or (ii) if half or more of the performance period has lapsed, at actual if determinable or at target if actual is not determinable.

Pursuant to McClatchy’s form of RSU award agreement for executives, a grantee’s outstanding, unvested RSUs become fully vested upon a “change in control” (as defined in the 2012 Incentive Plan). In addition, a grantee’s outstanding, unvested RSUs will become fully vested upon (i) a termination on account of death or disability, (ii) a termination by the Company without “cause,” (iii) a resignation for “good reason,” or (iv) a termination for any reason if the grantee has accumulated 10 or more continuous years of service and is age 55 or older (as such terms are defined in the 2012 Incentive Plan or the applicable award agreement).

Pursuant to McClatchy’s form of SAR award agreement for executives, a grantee’s outstanding, unvested SARs become fully vested upon a “change in control” (as defined in the 2012 Incentive Plan). In addition, a grantee’s outstanding, unvested SARs (i) will become fully vested if the grantee ceases employment after having accumulated 10 or more continuous years of service (A) on account of death or disability or (B) for any reason when the grantee is age 62 or older, or (ii) will vest with respect to two additional time-based vesting installments if the grantee ceases employment after having accumulated 10 or more continuous years of service for any reason when the grantee is between age 55 and age 62.

Cash L-TIP.

Historically, the Company has granted cash-settled performance-based awards that could be earned based upon the Company’s free cash flow (“FCF”) over a three-year performance period (each such award, a “Cash L-TIP”).  If a holder of a Cash L-TIP award terminates employment with the Company on account of (i) “retirement,” (ii) death, or (iii) disability, the holder becomes eligible for a pro-rated payment with respect to the Cash L-TIP award for each year in the performance cycle that the holder remained employed and that the Company met certain FCF budget thresholds. For this purpose, “retirement” means termination of employment if the holder has accumulated 10 or more continuous years of service and is age 55 or older.

Retention Cash Awards.

The Company maintains a 2017 Executive Retention Plan (the “2017 Retention Plan”) and a 2018 Executive Retention Plan (the “2018 Retention Plan”).  Pursuant to the 2017 Retention Plan, Ms. Lintecum and Mr. Zieman were entitled to receive a cash payment equal to 50% of his or her 2017 base salary for continuous employment through January 25, 2018 and a cash payment equal to 50% of his or her 2017 base salary for continued service through July 25, 2018 (together, the “2017 Retention Cash Award”).  Pursuant to the 2018 Retention Plan, each NEO is eligible to receive one-third (1/3) of his or her applicable cash award ($2,000,000, $733,875, and $1,059,000 in the aggregate, for each Mr. Forman, Ms. Lintecum, and Mr. Zieman, respectively) on each of (i) June 30, 2019, (ii) December 31, 2019, and (iii) June 30, 2020 for continued service through each such date (together, the “2018 Retention Cash Award”).

To be eligible to receive payment of the 2017 Retention Cash Award for 2018 Retention Cash Award, each NEO must remain employed by the Company or a subsidiary of the Company through the applicable vesting date, but the unpaid portion(s) of the applicable Retention Cash Award will be paid earlier if the NEO’s employment is terminated due to (i) death, (ii) “disability” (as defined in the 2017 Retention Plan, or 2018 Retention Plan, as applicable), or (iii)(A) an involuntary termination without “cause” or resignation for “good reason” (each as defined in the 2017 Retention Plan or 2018 Retention Plan, as applicable), provided the NEO (B) executes, delivers and does not revoke a waiver and release agreement within 45 days of the termination date.

Mr. Forman CEO Employment Agreement.

Effective January 25, 2017, the Company and Mr. Forman entered into an employment agreement (the “Forman Employment Agreement”). The original term of the Forman Employment Agreement was two years unless terminated earlier by the Company or Mr. Forman. Mr. Forman’s annual base salary for fiscal year 2018 was  $1,000,000. While under the Forman Employment Agreement that amount could be increased by the Compensation Committee during the term, the Compensation Committee did not change Mr. Forman’s base and short-term incentive potential.  Pursuant to the Forman Employment Agreement, Mr. Forman was eligible to receive an annual short-term incentive for the Company’s fiscal years 2017 and 2018 (the “Annual Cash Incentive”) based on performance objectives established by the Committee each such fiscal year. Mr. Forman’s target Annual Cash Incentive amount for each such fiscal year will be 100% of his base salary or such higher amount as designated by the Compensation Committee.  For fiscal year 2018, Mr. Forman received an  Annual Cash Incentive equal to 100% of the target award of $1,000,000.

Pursuant to the Forman Employment Agreement, Mr. Forman was entitled to participate in any health, welfare and other benefit plans, programs or arrangements offered to him by the Company, subject to certain requirements described in the Forman Employment Agreement. During the term of the Forman Employment Agreement, Mr. Forman was authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties, and would be reimbursed by the Company for such expenses upon presentation of appropriate documentation. During the term of the Forman Employment Agreement, Mr. Forman received a monthly housing allowance equal to $5,000 per month, payable monthly, subject to required withholding taxes.

If during the term of the Forman Employment Agreement, Mr. Forman’s employment was terminated for any other reason than “cause” or “disability” or for “good reason” (each as defined below), he would have been entitled to (i) his “accrued compensation” (defined below), (ii) a lump sum payment equal to one million dollars ($1 million), and (iii) vesting of his unvested sign-on RSUs and 2017 annual RSU grant.  If during the term of the Forman Employment Agreement, Mr. Forman’s employment was terminated (i) for “cause” or without “good reason,” he would have been entitled only to his “accrued compensation” or (ii) on account of death or “disability,” he would have been entitled to (i) his “accrued compensation” and (ii) complete vesting of his sign-on RSUs and 2017 annual RSU grant.

Effective January 25, 2019, the Company and Mr. Forman entered into Amendment No. 1 (the “Amendment No. 1”) to the Forman Employment Agreement (as amended by the Amendment No. 1, the “Amended Forman Employment Agreement”). Under the Amended Forman Employment Agreement, the Forman Employment Agreement is subject to automatic renewal for additional two-year terms, commencing as of January 25, 2019, unless either the Company or Mr. Forman gives written notice of the party’s intention not to renew at least sixty (60) days prior to the expiration of any term.  Mr. Forman’s annual base salary remained unchanged to 2018 at $1,000,000, which may be increased by the Compensation Committee during the term. Mr. Forman will be eligible to receive an annual short-term non-equity incentive for the Company’s fiscal years 2019 and 2020 (the “Annual Cash Incentive”) based on performance objectives established by the Committee each such fiscal year. Mr. Forman’s target Annual Cash Incentive amount for each such fiscal year will be 100% of his base salary or such higher amount as designated by the Compensation Committee.

Under the Amended Forman Employment Agreement, Mr. Forman is entitled to participate in any health, welfare and other benefit plans, programs or arrangements offered to him by the Company, subject to certain requirements described in the Amended Forman Employment Agreement. During the term of the Amended Forman Employment Agreement, Mr. Forman is authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties, and will be reimbursed by the Company for such expenses upon presentation of appropriate documentation. During the term of the Amended Forman Employment Agreement, Mr. Forman will also receive a monthly supplemental business reimbursement payment in the amount of $35,000 monthly, subject to required withholding taxes. Prior to any automatic renewal of the term of the Amended Forman Employment

Agreement, the Company may reevaluate the amount of the monthly supplemental payment and reset such amount of this supplemental payment, including by increasing, reducing or continuing the monthly amount.

If during the term of the Amended Forman Employment Agreement, Mr. Forman’s employment is terminated (i) for any reason other than “cause” or “disability,” (ii) for “good reason,” (iii) for any reason during the sixty (60) day period beginning on the six (6) month anniversary of a Change in Control (as defined in the Company’s 2012 Omnibus Incentive Plan, as it may be amended and/or restated from time to time), or (iv) due to the Company’s providing of notice of its intention not to renew the Amended Employment Agreement, then Mr. Forman shall be entitled to receive his “accrued compensation” (defined below) and a lump-sum severance payment from the Company (the “Severance Payment”).

If not in connection with a “change in control,” the Severance Payment shall be (i) one million dollars ($1,000,000) plus (ii) target Annual Cash Incentive in the year of termination. If the termination date is within the ninety (90) days prior to or the twenty-four (24) months following a “change in control,” then the Severance Payment will be (i) two million dollars ($2,000,000) plus (ii) two times target Annual Cash Incentive in the year of termination. If Mr. Forman’s employment is terminated for any reason other than “cause,” then all his unvested equity awards will be fully vested. If Mr. Forman would be entitled to severance payments under any executive severance plan that is adopted by the Company for its senior executives after the date of the Amended Forman Employment Agreement, then he will receive the greater of the benefits provided for.

As a condition to receive the Severance Payment, Mr. Forman will be required to execute and deliver a waiver and release agreement.

If during the term of the Amended Forman Employment Agreement, Mr. Forman’s employment was terminated for “cause,” without “good reason,” or on account of death or “disability,” he is only entitled to his “accrued compensation.”

For purposes of the Forman Employment Agreement and the Amended Forman Employment Agreement:

•

“cause” means (i) Mr. Forman’s willful failure to substantially perform his duties, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment, or (ii) Mr. Forman’s willful act of gross misconduct that is materially injurious to the Company;

•

“good reason” means (i) Mr. Forman’s demotion or reduction in his base salary by 10% or more, without his written consent, (ii) the Company’s failure to pay material compensation when due and payable, (iii) a material reduction in his responsibility or authority (including, without limitation, loss of the title or functions of the President and CEO of the Company or its successor), (iv) the Company’s material breach of any other provisions of the Forman Employment Agreement, (v) removal of Mr. Forman from the Company’s Board or failure of Mr. Forman to be re-elected to the Board, or (vi) relocation by more than fifty (50) miles of the Company’s headquarters from Sacramento, California;

•

“disability” means Mr. Forman’s inability, at the time notice is given, to perform his duties under the Forman Employment Agreement for a period of not less than six consecutive months as a result of an illness or injury, as determined for purposes of the Company’s long-term disability income insurance; and

•

“accrued compensation” means (i) any unpaid base salary owed to Mr. Forman for services rendered to the termination date, (ii) all vested benefits under applicable written plans and programs maintained by the Company, subject to the terms and conditions of such plans or programs, (iii) reimbursement of reasonable business expenses and disbursements in accordance with the Company’s applicable written policy, and (iv) any accrued but unpaid vacation payable in connection with a termination of employment under the Company’s applicable vacation policy.

Potential Payments Upon Termination of Employment and Change in Control

The following table sets forth quantitative information with respect to potential payments to each of the NEOs (or the NEO’s beneficiaries)  upon termination in various circumstances as described below or upon a change in control, assuming termination or consummation, as applicable, on December 30, 2018.

	Voluntary				Not-for-
	(including			For	Cause or for	Change-in-
Name / Type of Compensation	Retirement)	Disability	Death	Cause	Good Reason	Control
Craig I. Forman
Cash Severance Benefit(1)	$—	$—	$—	$—	$1,000,000	$—
Retention Cash Award(2)	$—	$2,000,000	$2,000,000	$—	$2,000,000	$—
RSUs(3)	$—	$775,786	$775,786	$—	$775,786	$775,786
SARs(5)	$—	$—	$—	$—	$—	$—
Cash L-TIP Awards(6)(7)	$—	$116,667	$116,667	$—	$—	$1,400,006
Deferred Compensation(8)	$—	$98,077	$132,192	$—	$98,077	$—
Total	$—	$2,990,530	$3,024,645	$—	$3,873,863	$2,175,792
Elaine Lintecum
Cash Severance Benefit(1)	$—	$—	$—	$—	$—	$—
Retention Cash Award(2)	$—	$733,875	$733,875	$—	$733,875	$—
RSUs(3)(4)	$254,930	$254,930	$254,930	$—	$254,930	$254,930
SARs(5)	$—	$—	$—	$—	$—	$—
Cash L-TIP Awards(6)(7)	$28,526	$28,526	$28,526	$—	$28,526	$342,309
Deferred Compensation(8)	$47,984	$47,984	$47,984	$—	$47,984	$—
Total	$331,440	$1,065,315	$1,065,315	$—	$1,065,315	$597,239
Mark Zieman
Cash Severance Benefit(1)	$—	$—	$—	$—	$—	$—
Retention Cash Award(2)	$—	$1,059,000	$1,059,000	$—	$1,059,000	$—
RSUs(3)(4)	$363,276	$363,276	$363,276	$—	$363,276	$363,276
SARs(5)	$—	$—	$—	$—	$—	$—
Cash L-TIP Awards(6)(7)	$41,184	$41,184	$41,184	$—	$41,184	$494,212
Deferred Compensation(8)	$67,885	$67,885	$67,885	$—	$67,885	$—
Total	$472,345	$1,531,345	$1,531,345	$—	$1,531,345	$857,488

(1)

For Mr. Forman, value represents the severance he would be entitled to pursuant to the Forman Employment Agreement. Given that the presumed termination date for purposes of this disclosure is December 30, 2018 and the effective date of the Amended Forman Employment Agreement was January 25, 2019, the severance payable pursuant to the Amended Forman Employment Agreement is not reflected above. Only Mr. Forman is party to an employment agreement that entitles him or will entitle him to receive severance payments and continued benefits upon certain terminations of employment, as described above. This table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including without limitation payments with respect to accrued but unused vacation.

(2)	Value represents the full vesting and payment of each NEO’s 2018 Retention Cash Award. For more information about the 2018 Retention Cash Award, please see Executive Compensation Arrangements above.

(3)

Value of the accelerated vesting is calculated by multiplying the closing market price of our Class A Common Stock on December 28, 2018 ($8.20 per share) by the number of units. December 28, 2018 was the last trading day of our fiscal year, which ended on December 30, 2018.  For more information about the RSUs, please see Executive Compensation Arrangements above.

(4)

Both Ms. Lintecum and Mr. Zieman have accumulated 10 or more continuous years of service and are age 55 or older, and their respective outstanding, unvested RSUs will become fully vested upon their termination of employment, including a voluntary termination.

(5)	None of the NEOs held outstanding, unvested SARs as of December 30, 2018.

(6)

Other than for the change in control column, value represents partial, pro-rated vesting of each of the NEOs’ 2018 Cash L-TIPs, if any.  For the change in control column, as a performance-based award under the 2012 Incentive Plan, upon a change in control where less than half of the performance period was completed through the presumed change in control date, the 2018 Cash L-TIP would vest and become payable upon presumed achievement of target performance. For more information about the Cash L-TIP and the 2012 Incentive Plan, please see Executive Compensation Arrangements above.

(7)

Both Ms. Lintecum and Mr. Zieman have accumulated 10 or more continuous years of service and are age 55 or older and upon termination of employment are eligible for a pro-rated payment with respect to the Cash L-TIP award for each year in the performance cycle that the holder remained employed and that the Company met certain FCF budget thresholds.

(8)

For Mr. Forman, value upon death includes the accelerated vesting of his rights under the Plans. As of the presumed termination date, Mr. Forman had not met the service requirement to qualify for “retirement” under the Plans. For more information about the Plans, please see Executive Compensation Arrangements above.

For all NEOs, value includes the partial year contribution and accelerated vesting of the company supplemental contribution to the Executive Supplemental Plan. As of the presumed termination date, Mr. Forman had not met the service requirement to qualify for “retirement” under the Executive Supplemental Plan, but both Ms. Lintecum and Mr. Zieman have accumulated 10 or more continuous years of service and are age 55 or older and upon termination of employment are eligible for retirement vesting under the Executive Supplemental Plan.  For more information about the Executive Supplemental Plan, please see Executive Compensation Arrangements above.

Certain Relationships and Related Transactions

Our Audit Committee is responsible for reviewing and approving the terms of all related party transactions. The Company’s policy for the review, approval or ratification of related party transactions states that the Audit Committee must review any related party transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts that exceed the lesser of $120,000 or 1% of the average of the Company's total assets at year-end for the last two completed fiscal years in which a related person has a direct or indirect material interest).  Related persons include executive officers, directors and director nominees of the Company or their immediate family members or shareholders owning 5% or greater of the Company’s securities. McClatchy currently has no related party transactions.

REPORT OF THE AUDIT COMMITTEE

During 2018, Leroy Barnes, Jr. served as the chair and Elizabeth Ballantine,  Clyde Ostler and Maria Thomas served as members of the Audit Committee. Each of the members of the Audit Committee was independent (as that term is defined under the NYSE American’s current listing standards). The Board of Directors designated Mr. Barnes,  Mr. Ostler and Ms. Thomas as the 2018 “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S- K. The Board of Directors has adopted a written charter for the Audit Committee, which was most recently reviewed on January 23, 2019. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends to the Board the discharge, if necessary, of the independent auditors;

•

pre-approves (or may subsequently approve where permitted under the rules of the SEC) engagements of the independent auditors to perform audit or non-audit services, including by establishing preapproval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•

discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•

reviews with management and internal audit representatives’  significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies;

•	establishes and reviews codes of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•

it has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	it has discussed with the independent auditors the auditors’ independence; and

•

it has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence.

In evaluating the independence of the independent auditors, the Audit Committee has considered any non-audit services provided by the independent auditors to the Company and has considered the independent auditor’s tenure as the McClatchy’s auditor. The Audit Committee also has retained the independent auditor as McClatchy’s independent auditor for fiscal year 2018, and the Audit Committee and the Board of Directors have recommended that shareholders ratify the independent auditor’s appointment.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 30, 2018.

Respectfully submitted by the members of the Audit Committee of McClatchy.

LEROY BARNES, JR., Chair
ELIZABETH BALLANTINE
CLYDE OSTLER
MARIA THOMAS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received during the fiscal year ended December 30, 2018, no director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act, except for Craig I. Forman who reported one late transaction on one late report.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations, 2100 Q Street Sacramento, California 95816, (916) 321-1931

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Proposals.

Shareholder proposals to be presented at McClatchy’s 2020 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than December 7,  2019, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Other Shareholder Proposals and Nominations.

Our By-Laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the proxy statement for that meeting. Under our By-Laws, nominations for director or other business proposals to be addressed at our 2020 Annual Meeting of Shareholders may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no earlier than the close of business on January 17, 2020 and no later than the close of business on February 16, 2020. The notice must contain the information required by the By-Laws.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. We will seek discretionary authority in our proxy for our 2020 Annual Meeting of Shareholders to vote on any matter that may be considered at the meeting as to which we do not have notice prior to February 16, 2020.

April 5, 2019	By Order of the Board of Directors

Billie S. McConkey, Corporate Secretary

Appendix A

__________________________________________________________________

The McClatchy Company

2012 OMNIBUS INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 23, 2017
AND FURTHER AMENDED MAY 16, 2019)

__________________________________________________________________

i

	10.5	Rights of Holders of Restricted Stock Units and Deferred Stock Units.		A-14
		10.5.1	Voting and Dividend Rights.	A-14
		10.5.2	Creditor’s Rights.	A-14
	10.6	Termination of Service.		A-14
	10.7	Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.		A-15
	10.8	Delivery of Shares of Stock.		A-15
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS			A-15
12.	FORM OF PAYMENT			A-15
	12.1	General Rule.		A-15
	12.2	Surrender of Shares of Stock.		A-15
	12.3	Cashless Exercise.		A-16
	12.4	Other Forms of Payment.		A-16
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			A-16
	13.1	Dividend Equivalent Rights.		A-16
	13.2	Termination of Service.		A-16
14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS			A-17
	14.1	Grant of Performance-Based Awards.		A-17
	14.2	Structure of Performance-Based Awards.		A-17
	14.3	Earning of Performance-Based Awards.		A-17
	14.4	Form and Timing of Payment of Performance-Based Awards.		A-17
	14.5	Performance Conditions.		A-17
	14.6	Performance-Based Awards Granted to Designated Covered Employees.		A-17
		14.6.1	Performance Goals Generally.	A-17
		14.6.2	Timing For Establishing Performance Goals.	A-18
		14.6.3	Payment of Awards; Other Terms.	A-18
		14.6.4	Performance Measures.	A-18
		14.6.5	Evaluation of Performance.	A-20
		14.6.6	Adjustment of Performance-Based Compensation.	A-20
		14.6.7	Committee Discretion.	A-20
	14.7	Status of Awards under Code Section 162(m).		A-20
15.	REQUIREMENTS OF LAW			A-20
	15.1	General.		A-20
	15.2	Rule 16b-3.		A-21
16.	EFFECT OF CHANGES IN CAPITALIZATION			A-21
	16.1	Changes in Stock.		A-21
	16.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.		A-22
	16.3	Change in Control.		A-22
	16.4	Adjustments.		A-23
	16.5	No Limitations on Company.		A-23
17.	GENERAL PROVISIONS			A-23
	17.1	Disclaimer of Rights.		A-23
	17.2	Nonexclusivity of the Plan.		A-23
	17.3	Withholding Taxes.		A-24
	17.4	Captions.		A-24
	17.5	Construction.		A-25
	17.6	Other Provisions.		A-25
	17.7	Number and Gender.		A-25
	17.8	Severability.		A-25
	17.9	Governing Law.		A-25
	17.10	Section 409A of the Code.		A-25

ii

THE MCCLATCHY COMPANY

2012 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED MARCH 23, 2017
AND FURTHER AMENDED MAY 16, 2019)

The McClatchy Company sets forth herein the terms of its 2012 Omnibus Incentive Plan, as amended and restated as of March 23, 2017 and further amended as of May 16, 2019, as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to recruit, reward, and retain highly qualified officers, directors, and employees to motivate such officers, directors, and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares, other Performance-Based Awards, and cash incentive awards.  Any of these Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.  DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1  “Affiliate” means any company or other entity that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2  “Amendment Date” means, subject to Section 5.1, March 23, 2017, the date on which the amendment and restatement of the Plan was adopted by the Board.

2.3  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules and regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents therein, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.4  “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share, other Performance-Based Award, or cash.

2.5  “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of such agreement, means, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between the Grantee and the Company or an Affiliate.

2.8  “Change in Control” means, subject to Section 17.10,  the occurrence of any of the following: (i) the sale, lease, conveyance, or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity, or group of persons acting in concert; (ii) any “person” or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board; or (v) the occurrence of a “Rule 13e-3 transaction” as such term is defined in Rule 13e-3 promulgated under the Exchange Act.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.9  “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.10  “Committee” means a committee of, and designated from time to time by resolution of the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.11  “Company” means The McClatchy Company, a Delaware corporation, and any successor thereto.

2.12  “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.13  “Deferred Stock Unit” means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.14  “Designated Officer” means the Company’s Chief Executive Officer or other Company officer designated by the Committee to make certain Awards under the Plan.

2.15  “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided,  however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.17  “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.18  “Effective Date” means January 24, 2012, the date on which the Plan was originally adopted by the Board, the Plan having been originally approved by the Company’s shareholders on May 16, 2012.

2.19  “Eligible Grantee” means (a) an employee, officer, or director of the Company or an Affiliate or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s capital stock.

2.20  “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.21  “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a)  If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination).  If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)  If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.22  “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 0 hereof, or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.23  “Grantee” means a person who receives or holds an Award under the Plan.

2.24  “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.25  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26  “Option” means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 0.

2.27  “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28  “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.29  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to

Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.30   “Performance Measures” means measures as specified in Section 14 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.31  “Performance Period” means the period of time, of up to ten (10) years, during which the performance goal or goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.32  “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period.

2.33  “Plan” means The McClatchy Company 2012 Omnibus Incentive Plan, as amended from time to time.

2.34  “Prior Plan” means The McClatchy Company 2004 Stock Plan, as amended and restated May 13, 2008.

2.35  “Restricted Period” shall have the meaning set forth in Section 10.2.

2.36  “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.37  “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that may be settled in shares of Stock, cash, or a combination thereof.

2.38  “SAR Price” shall have the meaning set forth in Section 9.1.

2.39  “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.40  “Service” means service qualifying the individual as an Eligible Grantee of the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to qualify as an Eligible Grantee of the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive. If an Eligible Grantee’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Eligible Grantee transfers his or her employment or other service relationship to the Company or any other Affiliate prior to or as of the date the applicable entity ceases to be an Affiliate.

2.41  “Stock” means the Class A common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.42  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.43  “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.44  “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of capital stock, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity.  In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options and Stock Appreciation Rights, such Award would be considered to be granted in respect to “service recipient stock” within the meaning set forth in Code Section 409A.

2.45  “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.46  “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.47  “Unrestricted Stock” shall have the meaning set forth in Section 11.

3.  ADMINISTRATION OF THE PLAN

3.1  Committee.

3.1.1  Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.  Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement.  All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws.  Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2  Composition of the Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan.  Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (b) an “outside director” within the meaning of Code Section 162(m)(4)(C)(i), and (c) for so long as the Stock is listed on a Stock Exchange, an “independent director” in accordance with the rules of the Stock Exchange on which the Stock is listed; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee.  Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3  Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Code Section 162(m)(4)(C)(i), which (a) may administer the Plan with respect to Grantees who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m), and for so long as the Stock is listed or publicly traded on a Stock Exchange or Securities Market, the rules of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4  Designated Officer.

The Committee may delegate to a Designated Officer the power and authority to grant Awards under the Plan to non-executive employees who are eligible for Awards under Section 6.1;  provided,  however, that the Designated Officer shall not grant Awards covering shares of Stock in excess of the aggregate maximum number of shares of Stock specified by the Committee for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan).

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Committee or any determination to be made by the Committee, such action may be taken or such determination may be made by the Designated Officer in connection with Awards made pursuant to this Section 3.1.4 if the Committee has delegated the power and authority to do so to such Designated Officer.  Unless otherwise expressly determined by the Committee, the Designated Officer shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement made pursuant to this Section 3.1.4, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Designated Officer shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

3.2  Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3  Terms of Awards.

3.3.1  Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)  designate Grantees;

(b)  determine the type or types of Awards to be made to a Grantee;

(c)  determine the number of shares of Stock or amount of cash to be subject to an Award;

(d)  establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price of any Stock Appreciation Right, or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock or cash subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e)  prescribe the form of each Award Agreement evidencing an Award;

(f)  subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award; and

(g)  make Substitute Awards.

3.3.2  Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement or (g) any other obligation of such Grantee to the Company or any Affiliate, as and to the extent specified in such Award Agreement.  If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (x) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (y) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.4  No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price that is less than the Option Price or SAR Price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price above the current stock price in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.5  Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV).  Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” occurs as defined under Code Section 409A.

3.6  No Liability.

No member of the Board or the Committee or a Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.  Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, a Designated Officer, nor any other person acting on behalf of the Company, an Affiliate, the Board, the Committee, or a Designated Officer will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.6 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.7  Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.  STOCK SUBJECT TO THE PLAN

4.1  Number of Shares of Stock Available for Awards.

(a)  Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, (i) as of the Effective Date, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (A) five hundred thousand (500,000) shares of Stock, plus (B) the number of shares of Stock available for future awards under the Prior Plan as of May 16, 2012, plus (C) the number of shares of Stock related to awards outstanding under the Prior Plan as of May 16, 2012 which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) as of the Amendment Date, an additional five hundred thousand (500,000) shares of Stock shall be reserved for issuance under the Plan, and (iii) as of May 16, 2019, an additional 750,000 shares of Stock shall be reserved for issuance under the Plan.

(b)  The maximum number of shares of Stock available for issuance pursuant to Incentive Stock Options shall be the same as the maximum number of shares available for issuance under the Plan pursuant to Section 4.1(a).

(c)  Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock or issued shares that have been reacquired by the Company.

4.2  Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards.  The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such Substitute Awards.  Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3  Share Usage.

(a)  Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b)  Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, shall be counted against the share issuance limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to an Award.

(c)  Notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b), any shares of Stock subject to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan.

(d)  The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 17.3, or (iv) purchased by the Company with proceeds from Option exercises.

5.  EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1  Effective Date and Amendment Date.

The Plan was originally effective as of the Effective Date.  Awards granted under the Plan on or after the Effective Date but on or prior to the Amendment Date shall be subject to the Plan as in effect as of the applicable Grant Date.  The amendment and restatement of the Plan shall be effective as of the Amendment Date, subject to approval of the Plan by the Company’s shareholders within one year of the Amendment Date.  Upon approval of the amendment and restatement of the Plan by the shareholders of the Company as set forth above, all Awards made under the amendment and restatement of the Plan on or after the Amendment Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Amendment Date.  If the shareholders fail to approve the Plan within one (1) year of the Amendment Date, any Awards made under the amendment and restatement of the Plan on or after the Amendment Date shall be null and void and of no effect.  Following May 16, 2012, no awards shall be made under the Prior Plan.  Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2  Term.

The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.3 or Section 16.3.  Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3  Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award.  The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws, provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s shareholders.

6.  AWARD ELIGIBILITY AND LIMITATIONS

6.1  Eligible Employees.

Subject to this Section 6, Awards may be made under the Plan to any Eligible Grantee as the Committee shall determine and designate from time to time.  Notwithstanding the preceding sentence, with respect to an award of

Options or SARs to an employee or officer, an entity shall not  be considered an Affiliate unless the Company holds a “controlling interest” in the entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) the term Affiliate may be expanded to include an entity in which the Company holds an interest of “at least 20 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) if a legitimate business reason exists.  With respect to Service to be recognized under any Option or SAR awarded to Eligible Grantees whose rights arise on account of an Award in reliance on the preceding sentence, Service shall include Service to such Affiliate if such service would not otherwise count as Service under Section 2.40.

6.2  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)  the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is one hundred fifty thousand (150,000) shares;

(b)  the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is one hundred fifty thousand (150,000) shares; and

(c)  the maximum amount that may be paid for a single cash-settled Performance-Based Award for any Performance Period to any person eligible for an Award under Section 6 shall be five million dollars ($5,000,000).  The foregoing limit does not prevent additional cash-settled Performance-Based Awards for any intersecting or overlapping Performance Period from being paid to a single eligible person, any such Awards each shall be subject separately to the foregoing limit.

The preceding limitations in Sections 6.2(a) and 6.2(b) are subject to adjustment as provided in Section 16.

6.3  Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate.  Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.  AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine.  Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-

qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.  TERMS AND CONDITIONS OF OPTIONS

8.1  Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2  Vesting and Exercisability.

Subject to Sections 8.3 and 16.3,  each Option granted under the Plan shall become vested and exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

8.3  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee.  The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4  Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 which results in the termination of such Option.

8.6  Method of Exercise.

Subject to the terms of Section 12 and Section 17.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Committee and in accordance with any additional procedures specified by the Committee.  Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7  Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person.  Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8  Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9  Transferability of Options.

During the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option.  No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000).  Except to the extent provided in the regulations under this limitation shall be applied by taking Options into account in the order in which they were granted.

8.11  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1  Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise over (b) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.  SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2  Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3  Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.  If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s SAR is greater than the SAR Price, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.  The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the SAR Price and all withholding obligations.

9.4  Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other person.  Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5  Transferability of SARs.

During the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR.  No SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.  TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1  Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2  Restrictions.

At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Award and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Award as provided in Section 14.  Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3  Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4  Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock.  The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock.  Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable.  All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5  Rights of Holders of Restricted Stock Units and Deferred Stock Units.

10.5.1  Voting and Dividend Rights.

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock subject to such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders).  The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, Dividend Equivalent Rights.

10.5.2  Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6  Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7  Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock, such vested Restricted Stock Units, or such Deferred Stock Units or (b) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock, such vested Restricted Stock Units, or such vested Deferred Stock Units.  Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8  Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.  TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.  FORM OF PAYMENT

12.1  General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for shares of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2  Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3  Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 17.3.

12.4  Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or any Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.  TERMS AND CONDITIONS OF Dividend Equivalent RIGHTS

13.1  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date.  A Dividend Equivalent Right may be granted hereunder to any Grantee; provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation).  Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment.  Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award (a) may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) may contain terms and conditions which are different from the terms and conditions of such other Award; provided that notwithstanding the foregoing, Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond become vested and settled.

13.2  Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued,  a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.  TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1  Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

14.2  Structure of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial cash value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof as described in Section 14.6.3.

14.3  Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of shares of Stock and/or cash value earned under the Performance-Based Awards by such Grantee over such Performance Period as determined by the Committee.

14.4  Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends.  Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6  Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1  Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2  Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3  Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.  In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4  Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a)  net earnings or net income;

(b)  operating earnings;

(c)  pretax earnings;

(d)  pre-tax earnings per share;

(e)  earnings per share;

(f)  share price, including growth measures and total shareholder return;

(g)  earnings before interest and taxes;

(h)  earnings before interest, taxes, depreciation, and/or amortization;

(i)  earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

•  stock-based compensation expense;

•  income from discontinued operations;

•  gain on cancellation of debt;

•  debt extinguishment and related costs;

•  restructuring, separation, and/or integration charges and costs;

•  reorganization and/or recapitalization charges and costs;

•  impairment charges;

•  merger-related events;

•  gain or loss related to investments;

•  sales and use tax settlements; and

•  gain on non-monetary transactions;

(j)  sales or revenue growth, targets, or diversification, whether in general or by type of product, service, or customer;

(k)  gross or operating margins;

(l)  return measures, including return on assets, capital, investment, equity, sales, or revenue;

(m)  cash flow, including:

•  operating cash flow;

•  free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•  cash flow return on equity; and

•  cash flow return on investment;

(n)  productivity ratios;

(o)  expense targets;

(p)  market or market segment share or penetration;

(q)  working capital targets;

(r)  completion of acquisitions of businesses or companies;

(s)  completion of divestitures and asset sales;

(t)  debt repayment targets, and debt/equity ratios;

(u)  costs, reduction in costs, and cost control measures;

(v)  funds from operations;

(w)  employee hiring, retention, growth in population, and diversity;

(x)  employee or customer satisfaction measurements;

(y)  execution of contractual arrangements or satisfaction of contractual requirements or milestones;

(z)  product development achievements; and

(u)  any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the

Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (f) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5  Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items and items that are either of any unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6  Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7  Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7  Status of Awards under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m).  If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.  REQUIREMENTS OF LAW

15.1  General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued, or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws.  As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.  EFFECT OF CHANGES IN CAPITALIZATION

16.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 4.1 and Section 6.2, shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of shares of capital stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of capital stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

16.2  Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 16.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

16.3  Change in Control.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control:

(a)  With the exception of any Performance-Based Award which first shall be subject to the provisions of Section 16.3(c), immediately prior to the occurrence of such Change in Control, all outstanding Options and SARs hereunder shall be deemed to have vested and all restrictions and conditions applicable to such Options and SARs shall be deemed to have lapsed, all outstanding shares of Restricted Stock, Restricted Stock Units, and Deferred Stock Units shall be deemed to have vested and all restrictions and conditions applicable to such Restricted Stock, Restricted Stock Units, and Deferred Stock Units shall be deemed to have lapsed and any Stock subject thereto shall be delivered unless the Committee determines to cash out the Award as described in Section 16.3(b)(i) and any cash payment required thereunder shall be made, and all outstanding Dividend Equivalent Rights shall be deemed to have vested and all restrictions and conditions applicable to such Dividend Equivalent Rights shall be deemed to have lapsed and any Stock subject thereto shall be delivered unless the Committee determines to cash out the Award as described in Section 16.3(b)(i) and any cash payment required thereunder shall be made, and

(b)  Either of the following two actions shall be taken by the Committee:

(i)  The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units and Dividend Equivalent Rights (for shares of Stock payable thereunder) equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR, multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award.  With respect to all outstanding Options and SARs, in addition to the action taken under the preceding sentence, the Committee may further elect, in its sole discretion, to give Grantees scheduled to become vested in Options and SARs upon the Change in Control the opportunity to exercise the Options and SARs prior to the scheduled consummation of the Change in Control contingent on the occurrence of such Change in Control.

(ii)  The Company may make provision in writing in connection with such Change in Control for the assumption and continuation of Options and SARs, theretofore granted, or for substitution of such Options and SARs for new common stock option and stock appreciation rights relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

(c)  For Performance-Based Awards, if less than half of the Performance Period has lapsed, immediately prior to the occurrence of such Change in Control, such Awards shall be treated as though target performance has been achieved.  If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control.  For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 16.3(c), if any Awards arise from application of this Section 16.3(c), such Awards shall be settled under the applicable provision of Section 16.3(a) and 16.3(b).

16.4  Adjustments.

Adjustments under this Section 16 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, and 16.3.  This Section 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event that is not a Change in Control.

16.5  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

17.  GENERAL PROVISIONS

17.1  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed (a) to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or (c) to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

17.3  Withholding Taxes.

(a)  The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed.  Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by paying cash, (b) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (c) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  Notwithstanding the foregoing, the Company or an Affiliate may, in its sole discretion, elect to satisfy all of a Grantee’s withholding obligation by withholding shares of Stock otherwise issuable to the Grantee, with or without the Grantee’s consent.  The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 17.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided,  however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

(c)  Notwithstanding Section 2.21 or this Section 17.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 17.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided,  further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 12.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

17.4  Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.5  Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

17.6  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.7  Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

17.8  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.9  Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

17.10  Section 409A of the Code.

(a)  The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A.  To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Committee.

(b)  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the  meaning under Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

(c)  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

*    *    *

To record adoption of the amendment to the Plan by the Board as of March 20, 2019, and approval of the amendment by the shareholders on May 16, 2019, the Company has caused its authorized officer to execute the Plan.

THE MCCLATCHY COMPANY By:
Name: Title:

THE MCCLATCHY COMPANY P.O. BOX 15779 SACRAMENTO, CA 95852

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THE MCCLATCHY COMPANY		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:					number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees:
01) Elizabeth Ballantine
02) Anjali Joshi
03) Maria Thomas

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as McClatchy's independent registered public accounting firm for the 2019 fiscal year.					☐	☐	☐

The	Board of Directors recommends you vote FOR the following proposal:
3.

To approve the amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”), to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan.

						☐	☐	☐

The	Board of Directors recommends you vote AGAINST the following proposal:

4.	To approve the shareholder proposal, if properly presented at the meeting, to implement a majority voting standard in the Company’s governance documents.					☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

V.1.1

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E25599-P86698

THE MCCLATCHY COMPANY Annual Meeting of Shareholders May 16, 2019 9:00 AM Pacific Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Craig Forman and Billie McConkey, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of THE MCCLATCHY COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually by means of a live webcast at 9:00 AM, Pacific Time, on May 16, 2019.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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THE MCCLATCHY COMPANY P.O. BOX 15779 SACRAMENTO, CA 95852

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/MNI2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E25596-P86698	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE MCCLATCHY COMPANY		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:					number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees:
	01) Leroy Barnes, Jr.	06) William B. McClatchy
	02) Molly Maloney Evangelisti	07) Theodore R. Mitchell
	03) Craig I. Forman	08) Clyde W. Ostler
04) Brown McClatchy Maloney
05) Kevin S. McClatchy
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as McClatchy's independent registered public accounting firm for the 2019 fiscal year.					☐	☐	☐

The	Board of Directors recommends you vote FOR the following proposal:
3.

To approve the amendment to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “2012 Incentive Plan”), to increase the number of shares of Class A Common Stock authorized for issuance under the 2012 Incentive Plan.

						☐	☐	☐

The	Board of Directors recommends you vote AGAINST the following proposal:

4.	To approve the shareholder proposal, if properly presented at the meeting, to implement a majority voting standard in the Company’s governance documents.					☐	☐	☐

NOTE: Whether or not you provide voting directions, your proxy, when properly executed, will be voted in discretion of the proxy holders upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E25597-P86698

THE MCCLATCHY COMPANY Annual Meeting of Shareholders May 16, 2019 9:00 AM Pacific Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Craig Forman and Billie McConkey, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B Common Stock of THE MCCLATCHY COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtual by means of a live webcast at 9:00 AM, Pacific Time, on May 16, 2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.1